UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Beckman Coulter, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2010

Dear Stockholder:

I am pleased to invite you to join us at our Annual Meeting of Stockholders to be held on Thursday, April 22, 2010, 10:00 a.m. Pacific Time at our new world headquarters located at 250 S. Kraemer Boulevard, Brea, California 92821.

At this year’s meeting, you will be asked to elect three directors nominated by the Board of Directors and to ratify the appointment of KPMG LLP as Beckman Coulter’s independent auditor for fiscal year 2010. Attached are a Notice of Meeting and Proxy Statement that contain further information about these items, as well as specific details of the meeting. We also have enclosed a copy of our Annual Report on Form 10-K for fiscal year 2009.

To conserve natural resources and reduce the printing and distribution costs of our proxy materials, we are mailing to many of our stockholders a notice of Internet access of our Proxy Statement and 2009 Annual Report, instead of a paper copy. The notice describes how to access these documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy statement, 2009 Annual Report and proxy card. All stockholders who do not receive a notice of Internet access will be mailed a paper copy of the proxy materials.

Your vote is important. We hope you will vote as soon as possible, regardless of whether you plan to attend our Annual Meeting of Stockholders. You may vote by proxy over the Internet, by telephone or by mail. This will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Your Board of Directors and management are committed to the continued success of Beckman Coulter and the enhancement of your investment. We appreciate your confidence and support and look forward to seeing you at the Annual Meeting.

Sincerely,

Scott Garrett
Chairman of the Board, President and Chief Executive Officer

Brea, California

BECKMAN COULTER, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. Pacific Time on Thursday, April 22, 2010

Place:	250 S. Kraemer Boulevard, Brea, California 92821

Items of Business:	1. Elect Robert G. Funari, Charles A. Haggerty and William N. Kelley, M.D as directors to hold office for three-year terms (Proposal 1).

2. Ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for fiscal year 2010 (Proposal 2).

3. Conduct such other business as may properly come before the meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Beckman Coulter stockholder at the close of business on February 22, 2010.

Meeting Admission:

Only persons with evidence of stock ownership or who are guests of the Company may attend the Annual Meeting. If shares are registered in your name, you must bring the admission ticket attached to your proxy card or provide other satisfactory proof of ownership before you will be admitted to the meeting. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms you are the beneficial owner of those shares.

If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Recommendation:	The Board of Directors recommends that you vote FOR Proposals 1 and 2.

Voting:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed return envelope. Or, you can vote by telephone or over the Internet as described in the enclosed proxy card.

The Proxy Statement and Annual Report on Form 10-K are available at www.edocumentview.com/bec.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to submit your proxy promptly to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

Arnold A. Pinkston

Senior Vice President, General Counsel and Secretary

March 12, 2010

Brea, California

i

BECKMAN COULTER, INC.

250 S. Kraemer Boulevard

Brea, California 92821

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 22, 2010

SOLICITATION

This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware corporation (“Company,” “Beckman Coulter,” “we,” “us” and “our”), to be voted at our 2010 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, April 22, 2010 at 10:00 a.m. Pacific Time at our worldwide headquarters at 250 S. Kraemer Boulevard, Brea, California 92821. You are invited to attend the Annual Meeting, and we ask that you vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote via Internet or telephone. A live audio webcast of the meeting will be available at www.beckmancoulter.com. The meeting webcast also will be archived and available for replay.

The Company intends to mail this Proxy Statement, the accompanying proxy card and the Annual Report on Form 10-K on or about March 12, 2010 to stockholders of record entitled to vote at the Annual Meeting.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. Our Board of Directors has designated Robert G. Funari and Glenn S. Schafer as the Company’s proxy holders. By completing and returning the enclosed proxy card, you are authorizing Mr. Funari and Mr. Schafer to vote your shares in the manner you indicate on your proxy card. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxies. If you do not give a contrary direction, your shares will be voted as recommended by the Board of Directors.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and may request a paper copy of the proxy materials by mail.

BEC 2010 NOTICE & PROXY STATEMENT	1

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet

•	Instruct us to send our future proxy materials to you electronically by email

Our proxy materials are available at www.edocumentview.com/bec.

How may I obtain a paper copy of the proxy materials?

If you receive a notice about the Internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials on your notice. If you did not receive the notice, you will receive a paper copy of the proxy materials by mail.

What does it mean if I receive more than one proxy card or notice?

If you receive more than one proxy card or notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may, without extra compensation, solicit proxies by telephone, by facsimile, or in person. The Company has engaged D. F. King & Co., Inc. to assist in soliciting proxies from stockholders of the Company for a fee of approximately $13,500 plus reimbursement of reasonable out-of-pocket expenses. We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

VOTING INFORMATION

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the February 22, 2010 record date will be entitled to vote at the Annual Meeting.

How many shares of Common Stock may vote at the Annual Meeting?

The securities of the Company entitled to be voted at the Annual Meeting are shares of Beckman Coulter’s Common Stock, par value $.10 per share (“Common Stock”), of which 69,934,138 shares were issued and outstanding at the close of business on February 22, 2010. Each share of Common Stock is entitled to one vote on each matter presented.

The Company’s Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, held 1,007,263 of the shares outstanding for voting purposes as of February 22, 2010. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company’s Employees’ Stock Purchase Plan.

2	BEC 2010 NOTICE & PROXY STATEMENT

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirements.

What if I don’t vote or abstain? How are broker non-votes counted?

Under Delaware law, abstentions are treated as present and entitled to vote and, thus, will be counted in determining whether a quorum is present. Abstentions will have the effect of a vote against a matter, except for the election of directors. In accordance with our Corporate Governance Guidelines, if a nominee for director receives a greater number of votes “withheld” than “for,” our Board of Directors under certain circumstances may ask for the director’s resignation. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called “broker non-votes”) will be considered present for quorum purposes but not considered entitled to vote on that matter.

If my shares are held in street name by my broker, will my broker vote my shares for me?

Under the rules of the New York Stock Exchange, if you hold your shares through a broker, your broker is permitted to vote your shares on routine matters, which includes ratifying the appointment of independent auditors but does not include electing directors, even if the broker does not receive instructions from you.

What am I voting on?

There are two matters scheduled to be voted on at our Annual Meeting:

•	Elect Robert G. Funari, Charles A. Haggerty and William N. Kelley, M.D as directors to hold office for three-year terms

•	Ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for fiscal year 2010

We also will consider any other business that properly comes before the Annual Meeting.

What happens if additional matters are presented at the meeting?

As of the date of this Proxy Statement, other than the items of business described herein, we are not aware of any other business that may properly come before the stockholders for a vote at the Annual Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR election of each nominee to the Board and FOR ratification of the appointment of KPMG LLP as the Company’s independent auditor.

How do I vote?

You may choose one of three ways to submit your proxy:

•	Internet. To vote online, have the enclosed proxy card in hand, go to the website listed on the card and follow the instructions.

BEC 2010 NOTICE & PROXY STATEMENT	3

•	Telephone. To vote by telephone, have the enclosed proxy card in hand, call the toll-free telephone number on the card and follow the instructions.

•	Mail. To vote by mail, mark, sign, date and mail the enclosed proxy card to Computershare Trust Company, N.A. in the enclosed U.S. postage-paid envelope.

If you vote via the Internet or by telephone, please do not return the enclosed proxy card by mail.

The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the Internet and telephone procedures that are received in time for the Annual Meeting will be voted.

Can I change my vote after submitting my proxy?

Yes, you can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy by filing a written notice of revocation with our Corporate Secretary at Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821, by submitting a latter dated and properly executed proxy or by voting in person at the Annual Meeting. If you are a beneficial stockholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Who will count the votes?

Computershare, our inspector of elections, will be present at the meeting and will count the votes.

How can I find voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and file a Form 8-K with the Securities and Exchange Commission by April 28, 2010 indicating final results.

How do I communicate with the Company’s Board of Directors?

The Board of Directors provides a process for stockholders and interested parties to communicate directly with any individual director, including the Chairman of the Board, the Board as a whole or the non-employee directors as a group. Stockholders and interested parties may send written communications to our Corporate Secretary at Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821. Any communications directed to the Board of Directors, the non-employee directors as a group or any individual director from stockholders, employees or other interested parties that concern complaints about our accounting, internal accounting controls or auditing matters will be handled in accordance with procedures adopted by our Audit and Finance Committee. Employees may communicate concerns regarding accounting, internal accounting controls and auditing matters to the Audit and Finance Committee or other matters to the Board of Directors on a confidential and anonymous basis through the Company’s Do the Right Thing compliance communication line. Our Board of Directors has instructed our Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board inappropriate correspondence, such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. Any director may at any time request our Corporate Secretary to forward any and all communications received by the Corporate Secretary.

Who should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our Annual Report on Form 10-K, please contact us at Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821, attention Investor Relations, telephone (714) 961-6320.

4	BEC 2010 NOTICE & PROXY STATEMENT

PROPOSAL 1: ELECT DIRECTORS

Three members of our Board of Directors are proposed to be elected for three-year terms expiring at the 2013 Annual Meeting and until their successors are duly elected and qualified. The Board currently consists of 12 persons and is divided into three classes, with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election.

The Nominating and Corporate Governance Committee has recommended each of the nominees. Each nominee has consented to serve as a director for the three-year term if elected. If any nominee declines or is unable to act as a director, the persons named in the proxy will vote for such substitute nominee as the Board may designate, unless the Board reduces the number of directors accordingly. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which a nominee was selected.

Director Nominees for Term Expiring 2013

ROBERT G. FUNARI, 63, is Chairman and Chief Executive Officer of Crescent Healthcare, Inc., a private equity-backed provider of infusion therapy services where he has served since 2004. He previously served as President and Chief Executive Officer of Syncor International, a provider of specialized pharmacy services. He was Executive Vice President and General Manager of the drug company for McKesson, Inc. and spent more than 18 years in a broad range of leadership positions at Baxter International. Mr. Funari is a member of the RAND Health Board of Advisers, and is Chairman of Bay Cities National Bank. Mr. Funari has been a director of Beckman Coulter since December 2005. The Board believes Mr. Funari’s executive leadership, particularly in the healthcare industry, and the extensive healthcare expertise he has developed during his experience working in senior management, uniquely qualify Mr. Funari to serve as a director of the Company and led to the Board’s conclusion that Mr. Funari should serve as a director.

CHARLES A. HAGGERTY, 68, is currently Chief Executive Officer of Le Conte Associates, LLC, a consulting and investment company in Laguna Niguel, California. Previously, he was Chairman, President and Chief Executive Officer of Western Digital Corporation, a manufacturer of hard disk drives, from 1993 until his retirement in 2000. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM’s Worldwide OEM Storage Marketing from 1991 to May 1992 and Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. Mr. Haggerty also serves as a director of LSI Corp., Pentair, Inc., Deluxe Corporation and Imation Corp. Mr. Haggerty has been a director of Beckman Coulter since 1996. Mr. Haggerty’s experience as chief executive officer of an NYSE-listed public company and his other significant senior management experience are invaluable to the Board of Directors. This experience, combined with Mr. Haggerty’s extensive public company directorships, as well as his 14-year tenure as a Beckman Coulter director, led the Board to conclude that Mr. Haggerty should continue to serve as a director.

BEC 2010 NOTICE & PROXY STATEMENT	5

WILLIAM N. KELLEY, M.D., 70, is a Professor of Medicine and Professor of Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. He served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Trustees of Emory University. He is a member of the Institute of Medicine of the National Academy of Sciences. He is a fellow of the American Academy of Arts and Sciences, a member of the Association of American Physicians and the American Philosophical Society, and a Master of the American College of Physicians and a Master of the American College of Rheumatology. Dr. Kelley also serves as a director of Merck & Co., Inc. and GenVec, Inc. He has served in the past five years as a director of Advanced Biosurfaces and PolyMedix, but no longer serves on either board. Dr. Kelley has been a director of Beckman Coulter since 1994. Dr. Kelley’s distinguished scientific and academic background and leadership positions as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System and Dean of the School of Medicine, together with his extensive experience as a Beckman Coulter director during the past 15 years, led to the Board’s decision to nominate Dr. Kelley for reelection to our Board.

The Board of Directors recommends a vote “FOR” election to the Board for the above nominees.

The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the director nominees listed above, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. A plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote is required to elect directors.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Continuing Directors

In addition to the three directors to be elected at the Annual Meeting, nine directors will continue in office with terms expiring in 2011 and 2012. The following directors compose the remainder of the Board with terms expiring as shown:

Term Expiring 2011

KEVIN M. FARR, CPA, 52, has been Chief Financial Officer for Mattel, Inc. since 2000. He previously served as Senior Vice President and Corporate Controller from 1996, and held various other positions since he joined Mattel in 1991. Mr. Farr currently is responsible for Mattel’s worldwide financial functions, as well as information technology, strategic planning, mergers and acquisitions, investor relations, and corporate services. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Farr serves on the Marshall School Corporate Advisory Board of the Marshall School of Business at the University of Southern California and the Board of Directors, Special Olympics International, and is Chairman of the Board for Mattel Children’s Foundation. Mr. Farr has been a director of Beckman Coulter since October 2004. Mr. Farr’s significant financial expertise developed through his experience as a CPA, Chief Financial Officer and Corporate Controller, together with his executive leadership experience at Mattel, led the Board to conclude that Mr. Farr should serve as a director of the Company.

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VAN B. HONEYCUTT, 65, was Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading provider of consulting, system integration and information technology services to industries and governments worldwide. He was named Chief Executive Officer at CSC in 1995 and then Chairman in 1997. He retired from CSC on July 30, 2007. He has been a director of Beckman Coulter since 1998. The Board believes Mr. Honeycutt’s tenure and experience as a chairman and chief executive officer of CSC for almost ten years, his extensive technology background from CSC and his substantial understanding of the Company and its operations gained during his almost 12 years as a member of the Board of Directors, qualifies Mr. Honeycutt to serve as a director and led to the Board’s conclusion to select him as a director.

BETTY WOODS, 71, served as President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area’s largest health care contractors, and also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross from 1992 until her retirement in July 2000. She joined Premera Blue Cross in 1976. She is on the Board of Trustees of Seattle University and Ambia, a privately held architecture firm, and is a founding member of the National Institute for Health Care Management. Ms. Woods has been a director of Beckman Coulter since 1994. She served as Chairman of the Board from April 2005 to April 2008 and as Lead Independent Director from April 2008 to February 2010. Ms. Woods’ long tenure as a Beckman Coulter Director and the independent thinking she brought to the Board as Chairman and then Lead Independent Director, together with Ms. Woods’ significant healthcare experience, particularly as Chief Executive Officer of Premera Blue Cross and PEMERA and as a founding member of the National Institute for Health Care Management, led the Board to conclude that she should serve as a director.

RICHARD P. WALLACE, 49, currently serves as President and Chief Executive Officer of KLA-Tencor Corporation. Mr. Wallace has been a Director and the Chief Executive Officer of KLA-Tencor since January 2006 and has also served as KLA-Tencor’s President since November 2008. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 21 years with the company, including positions as President and Chief Operating Officer from July 2005 to December 2005 and Executive Vice President of the Customer Group from May 2004 to July 2005. Mr. Wallace also currently serves as Vice Chairman of the Board of Directors of SEMI, an industry trade association. Mr. Wallace joined our Board in October 2009. The Board concluded Mr. Wallace should serve as a director and elected him to the Company’s Board of Directors due to Mr. Wallace’s leadership experience as a chief executive officer of KLA-Tencor and the other executive officer positions he has held during his 21-year tenure with KLA-Tencor.

LEWIS T. WILLIAMS, M.D., Ph.D., 60, is the founder of Five Prime Therapeutics, Inc., serves as its Executive Chairman and leads its research and development efforts. Prior to founding FivePrime, Dr. Williams was Chief Scientific Officer and a member of the Board of Directors of Chiron Corporation and President of Chiron Technologies. Prior to joining Chiron, Dr. Williams was a Howard Hughes Medical Institute investigator at the University of California, San Francisco. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams has served on the Duke University Board of Trustees and is currently on the Boards of Juvaris BioTherapeutics and The Berklee College of Music. Dr. Williams joined our Board in October 2009. The Board values the scientific and healthcare expertise and leadership experience Dr. Williams brings to the Board, and such expertise and experience led to the Board’s conclusion to elect Mr. Wallace to the Board of Directors.

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Term Expiring 2012

PETER B. DERVAN, Ph.D., 64, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. Dr. Dervan was Chairman of the Division from 1994 to 1999. He serves on the Scientific Advisory Board of Gilead Sciences and the Robert A. Welch Foundation. He also serves on the Board of Trustees of Yale University. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the American Philosophical Society, and the Institute of Medicine. He received the National Medal of Science in 2006. Dr. Dervan has been a director of Beckman Coulter since 1997. Dr. Dervan’s extensive scientific background, as well as his knowledge of the Company developed during his more than 12 years as a director of the Company, led the Board to conclude that Dr. Dervan should serve as a director.

SCOTT GARRETT, 60, serves as Beckman Coulter’s Chairman of the Board, President and Chief Executive Officer. He was named Chairman of the Board in April 2008, Chief Executive Officer effective February 2005 and served as President and Chief Operating Officer since December 2003. He joined the Company in 2002 as President, Clinical Diagnostics. Prior to joining Beckman Coulter, he served as Chief Executive Officer of Garrett Capital Advisors, L.L.C., a private equity firm focused on medical device companies, and as Chief Executive Officer for Kendro Laboratory Products, L.P., a life sciences company. Mr. Garrett also spent over 20 years of his career with Baxter International/American Hospital Supply Corporation and a Baxter spin-off company. He began his career with Baxter in product development. Through a series of promotions Mr. Garrett became Group Vice President of Baxter and President of the Diagnostics subsidiary. Baxter’s Diagnostics subsidiary subsequently became Dade International and then Dade Behring, Inc., where Mr. Garrett served as Chairman and Chief Executive Officer. Mr. Garrett has been a director of Beckman Coulter since January 2005. The Board believes Mr. Garrett should serve as a director given his extensive healthcare and industry experience and his substantial understanding of the Company and its operations resulting from his position as President and Chief Executive Officer of the Company.

SUSAN R. NOWAKOWSKI, 45, is currently Chief Executive Officer, President and a director of AMN Healthcare, Inc., a temporary healthcare staffing business. She serves as a member of AMN Healthcare’s Executive Committee and has been AMN Healthcare’s President since May 2003, a director since September 2003 and Chief Executive Officer since May 2005. Ms. Nowakowski has been employed at AMN Healthcare in a variety of leadership roles, including Chief Financial Officer and Chief Operating Officer, since 1990. Ms. Nowakowski serves on the boards of BIOCOM and San Diego State University College of Business Administration. Ms. Nowakowski has been a director of Beckman Coulter since 2007. Ms. Nowakowski’s executive leadership experience on the Executive Committee and as Chief Executive Officer and President of AMN Healthcare, together with her knowledge of the healthcare industry gained during her almost 20-years experience in the temporary healthcare staffing business, led the Board to conclude that she should serve as a director.

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GLENN S. SCHAFER, CPA, 60, served as Vice Chairman of Pacific Life Insurance Company, a provider of life insurance products, annuities, and mutual funds, until his retirement on December 31, 2005. He was appointed Vice Chairman of Pacific Life in April 2005. Prior to being named Vice Chairman, Mr. Schafer had been President and a board member of Pacific Life since 1995. In that capacity, he oversaw Pacific Life’s securities, real estate, institutional products, annuities and mutual funds divisions, and the broker dealer network, as well as the treasury, finance and administrative areas of the company. Mr. Schafer joined Pacific Life as Vice President, Corporate Finance, in 1986, was elected Senior Vice President and Chief Financial Officer in 1987, and in 1991, Executive Vice President and Chief Financial Officer. Mr. Schafer is a member of the board of directors of Skilled Healthcare Group, Inc. and was elected to the Janus Capital Group board of directors in December 2007. Mr. Schafer has been a director of Beckman Coulter since 2002, and became Lead Independent Director in February 2010. Mr. Schafer’s board leadership and executive officer experience at Pacific Life, as well as his financial expertise and healthcare knowledge, led the Board to conclude that Mr. Schafer should serve as both a director and Lead Independent Director of the Company.

2009 DIRECTOR COMPENSATION

The following table presents information regarding the 2009 compensation paid to our members of the Board during 2009, who were not employees (our “non-employee directors”). The compensation paid to Mr. Garrett, our sole employee director, is presented in the “Summary Compensation Table” and related explanatory tables.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Peter B. Dervan	$79,000	$41,494	$65,988	—	$31,450	$217,932
Kevin M. Farr	61,500	41,494	65,988	—	18,450	187,432
Robert G. Funari	71,500	41,494	65,988	—	21,450	200,432
Charles A. Haggerty	72,000	41,494	65,988	—	41,600	221,082
Van B. Honeycutt	64,500	41,494	65,988	—	19,350	191,332
William N. Kelley	71,000	41,494	65,988	—	22,300	200,782
James V. Mazzo(6)	11,500	41,494	65,988	$95	2,760	121,837
Susan R. Nowakowski	61,500	41,494	65,988	—	—	168,982
Glenn S. Schafer	76,500	41,494	65,988	—	32,950	216,932
Richard P. Wallace	17,000	9,294	13,568	—	—	39,862
Lewis T. Williams	13,500	8,674	12,890	—	—	35,064
Betty Woods	96,000	66,308	105,581	—	39,250	307,139

(1)	This column reports the amount of cash compensation received or fees earned for 2009 Board and Committee services.

(2)

The amounts reported in columns (c) and (d) above reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. The assumptions and methodologies used to calculate these amounts are

BEC 2010 NOTICE & PROXY STATEMENT	9

discussed in Note 15 (Employee Benefits) to our Consolidated Financial Statements in the 2009 Annual Report to Stockholders filed on Form 10-K with the Securities Exchange Commission. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards.

(3)	As described below, we granted each of our non-employee directors an annual equity award of 5,400 stock options and 1,020 restricted stock units in January 2009, except for Ms. Woods, Dr. Williams and Mr. Wallace. Betty Woods received 8,640 stock options and 1,630 restricted stock units in January 2009 for her role as Lead Independent Director. Each of the January 2009 stock option awards had a grant date fair value of $12.22 and each of the January 2009 restricted stock unit awards had a grant date fair value of $40.68. See footnote 2 above for the assumptions used to value these awards. In November 2009, Dr. Williams was awarded a prorated annual equity award of 760 stock options that had a grant date fair value of $16.96 and 140 restricted stock units that had a grant date fair value of $61.96. Mr. Wallace also was awarded a prorated annual equity award in November 2009 of 800 stock options that had a grant date fair value of $16.96 and 150 restricted stock units that had a grant date fair value of $61.96.

(4)	The following table presents the number of shares subject to outstanding and unexercised option awards and the number of unvested stock awards (which term includes restricted stock units for purposes of this Proxy Statement) held by each of our non-employee directors as of December 31, 2009.

Director	Number of Shares Subject to Outstanding Option Awards (Vested and Unvested)(#)	Number of Unvested Shares or Units(#)
Peter B. Dervan	41,380	1,254
Kevin M. Farr	22,559	1,254
Robert G. Funari	16,880	1,254
Charles A. Haggerty	31,380	1,254
Van B. Honeycutt	41,380	1,254
William N. Kelley	41,380	1,254
James V. Mazzo(6)	4,152	—
Susan R. Nowakowski	8,380	1,020
Glenn S. Schafer	25,880	1,254
Richard P. Wallace	800	150
Lewis T. Williams	760	140
Betty Woods	29,930	1,864

(5)	This column includes the value of premium stock units (as described below) credited by the Company on behalf of non-employee directors (based on the fair market value of a share of Common Stock on the crediting date) under the Company’s Deferred Directors’ Fees Program and the amount of charitable matching contributions made by the Beckman Coulter Foundation on behalf of non-employee directors under its matching program, as indicated in the table below. Stock units credited to the Deferred Directors’ Fees Program are credited with dividend equivalents as the Company pays ordinary dividends on the Common Stock. The value of these dividend equivalents has not been included in the table above pursuant to Securities and Exchange Commission rules. The material terms of the Company’s Deferred Directors’ Fees Program and the Beckman Coulter Foundation’s charitable matching program are summarized below under “Deferred Directors Fee Program” and “Matching Program.”

10	BEC 2010 NOTICE & PROXY STATEMENT

Director	Deferred Directors’ Fees Program Contributions($)	Matching Contributions Under Charitable Matching Program($)
Peter B. Dervan	$23,700	7,750
Kevin M. Farr	18,450	—
Robert G. Funari	21,450	—
Charles A. Haggerty	21,600	20,000
Van B. Honeycutt	19,350	—
William N. Kelley	21,300	1,000
James. V. Mazzo(6)	2,760	—
Susan R. Nowakowski	—	—
Glenn S. Schafer	22,950	10,000
Richard P. Wallace	—	—
Lewis T. Williams	—	—
Betty Woods	29,250	10,000

(6)	James V. Mazzo resigned from our Board of Directors effective January 16, 2009, forfeiting his unvested stock awards and option awards.

Description of Director Compensation Program

Compensation during 2009 for non-employee directors consisted of an annual retainer, fees for attending meetings and an annual equity award. Non-employee directors also are offered the opportunity to participate in our Deferred Directors’ Fee Program and to have the Beckman Coulter Foundation match certain of their charitable contributions under the matching program. The material terms of both programs are described below.

Annual Retainer and Meeting Fees

The following table sets forth the 2009 schedule of annual retainers and meeting fees for non-employee directors:

Type of Fee	Dollar Amount
Annual retainer to Lead Independent Director, paid in quarterly installments	$66,000
Annual retainer other than to Chairman of the Board, paid in quarterly installments	$40,000
Additional annual retainer to Chairman of the Audit and Finance Committee, paid in quarterly installments	$15,000
Additional annual retainer to Chairman of the Organization and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee, paid in quarterly installments	$7,500
Fee for each Board meeting attended by each director other than the Chairman of the Board	$2,000
Fee for each Committee meeting attended by each director other than the Chairman of the Board	$1,500
Fee for each non-Board related meeting (such as symposium or site visit) attended by each director other than the Chairman of the Board	$2,000
Fee for one-way travel over three hours to attend a non-board related meeting by a director other than the Chairman of the Board	$1,000

Non-employee directors are reimbursed for any out-of-pocket expenses they incur in attending board meetings.

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Annual Equity Awards

Non-employee directors are eligible to receive equity award grants under our 2007 Long-Term Performance Plan (the “2007 Plan”). Under our current director grant program, on the first Thursday in January of each year, each non-employee director who has not been employed by the Company in the prior 12 months is awarded equity with a value of $110,000 and the Lead Independent Director is awarded equity with a value of $176,000. The equity grants have a weighting of 60% stock options and 40% restricted stock units with shares rounded to the nearest ten. In January 2009, each non-employee director received an annual award of 5,400 stock options and 1,020 restricted stock units under the 2007 Plan. In light of Ms. Woods’ service as Lead Independent Director, she was granted an award of 8,640 stock options and 1,630 restricted stock units under the 2007 Plan. Mr. Wallace and Dr. Williams were awarded prorated equity grants under the 2007 Plan after they joined our Board in October 2009. Mr. Wallace received 800 stock options and 150 restricted stock units, and Dr. Williams received 760 stock options and 140 restricted stock units.

Initial and Annual Stock Option Grants. Each initial and annual stock option award under the 2007 Plan is granted with a per-share exercise price equal to the fair market value of a share of our Common Stock on the grant date and has a maximum term of seven years. Subject to the non-employee director’s continued service as a director, each initial and annual stock option award vests as to 100% of the total number of shares subject to the option on the first anniversary of the grant date. Pursuant to the terms of the 2007 Plan, stock options granted to our non-employee directors may vest on an accelerated basis in connection with a change in control of the Company. Once vested, stock options will generally remain exercisable until their normal expiration date. Vested stock options may terminate earlier in connection with a change in control transaction. Unvested stock options will terminate immediately upon termination of a non-employee director’s service as a director.

Initial and annual stock option awards granted to non-employee directors do not include any dividend or dividend equivalent rights.

Initial and Annual Restricted Stock Units. Each restricted stock unit awarded to our non-employee directors represents a contractual right to receive one share of Common Stock if the below described time-based vesting requirements are satisfied. We credit restricted stock units to a bookkeeping account we have established on behalf of each non-employee director.

Subject to a non-employee director’s continued service, the initial and annual restricted stock unit awards vest in one installment on the first anniversary of the grant date. Pursuant to the terms of the 2007 Plan, restricted stock units may vest on an accelerated basis in connection with a change in control of the Company. Upon cessation of a non-employee director’s services, any unvested restricted stock units will terminate. We generally pay restricted stock units in a lump sum upon termination of a director’s service as a Board member, although directors may elect payment in annual installments of up to 15 years following their termination.

Initial and annual restricted stock unit awards granted to non-employee directors do not include any dividend or dividend equivalent rights.

Deferred Directors’ Fee Program

Non-employee directors may defer all or a portion of their annual retainer and meeting fees under our Deferred Directors’ Fee Program. Each participating non-employee director may elect to have deferred compensation credited to one or both of the following accounts:

•	Cash account in which deferrals are credited with interest at a rate equal to the prime rate established by Bank of America in effect as of July 31 of the preceding year

•

Stock unit account in which deferrals are credited in the form of stock units (a bookkeeping entry deemed equivalent to one share of Common Stock) by dividing the deferral amount by the fair market value of a share of Common Stock on the crediting date

12	BEC 2010 NOTICE & PROXY STATEMENT

No non-employee director has elected to defer compensation to a cash account. For each deferral to a stock unit account, the non-employee director’s stock unit account will be increased by a percentage of the amount deferred to the account based on the percentage of total fees the director has elected to defer into the stock unit account. The additional contribution ranges from 15% of the amount deferred to the account (for deferring between 40% and 60% of fees to the stock unit account) to 30% of the amount deferred to the account (for deferring at least 80% of fees to the stock unit account). The additional Company contribution will be credited in the form of additional stock units (referred to as “premium stock units”).

Non-employee directors are entitled to the following dividend equivalent rights with respect to stock units credited to their stock unit account. If the Company pays a cash dividend on its Common Stock, then the non-employee director’s stock unit account will be credited with an additional number of stock units equal to (i) the per-share cash dividend paid by the Company on its Common Stock, multiplied by (ii) the total number of stock units credited to the non-employee director’s account as of the dividend record date, divided by (iii) the fair market value of a share of Common Stock on the dividend payment date.

Amounts deferred under the program are payable upon a non-employee director’s termination of services as a director. At the non-employee director’s election, deferrals will be paid (i) in a single sum upon termination; (ii) 50% upon termination and the remaining 50% on or about January 1 following the year in which the termination occurs; or (iii) in substantially equal annual installments of between five and fifteen years following termination. Notwithstanding the foregoing, distributions will be made in a single sum if the termination of the director’s services is on account of his or her death. Amounts credited to the cash account will be paid in cash. Stock units credited to the stock unit account will be paid in an equivalent number of shares of Common Stock, except that premium stock units credited on or after April 1, 2004 (and dividend equivalents with respect thereto) will be paid in cash.

Matching Program

Non-employee directors may participate in the Beckman Coulter Foundation’s matching program available generally to employees of the Company. Under the program, the Beckman Coulter Foundation generally matches, dollar-for-dollar, gifts by directors to qualifying tax-exempt educational institutions up to $10,000 annually.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Company has adopted corporate governance guidelines entitled “Corporate Governance Guidelines,” which conform to the New York Stock Exchange corporate governance listing standards and Securities and Exchange Commission rules. The Board adopted these principles to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with stockholders’ interests. The Board also has adopted a Code of Ethics applicable to all officers, directors and employees of the Company, including its principal executive officer, principal financial officer and other senior financial officers. These documents are available at www.beckmancoulter.com under “Investor Relations,” “Corporate Governance.”

Board Involvement in Risk Oversight

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

BEC 2010 NOTICE & PROXY STATEMENT	13

The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies and policies.

Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

The Audit and Finance Committee oversees the integrity of our financial statements, reporting process and internal controls, the internal audit function, the independent auditors’ qualifications, independence and performance, and the Company’s corporate finance matters including its capital structure. The Audit and Finance Committee also provides oversight with respect to the Company’s risk management process, including, as required by the NYSE, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management.

Our Organization and Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Organization and Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders. In furtherance of this objective, the Organization and Compensation Committee evaluates the potential compensation payable under the Company’s executive compensation plans based on alternative performance scenarios. The Organization and Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short and long-term incentives, recoupment policy and stock ownership program, are described below under “Compensation Discussion and Analysis.”

The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the Company’s Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees the Company’s quality and regulatory affairs operations and the Company’s programs regarding ethics and compliance, and social and environmental responsibility.

Certain Relationships and Related Transactions

The Board of Directors of the Company has established a policy and certain procedures that must be followed prior to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a related party. Under this policy, the Nominating and Corporate Governance Committee monitors and reviews issues involving potential conflicts of interest involving officers and directors of the Company, including reviewing all related party transactions.

14	BEC 2010 NOTICE & PROXY STATEMENT

When a director or officer becomes aware of a potential conflict of interest or related party transaction, he or she must promptly disclose the potential conflict or transaction to the General Counsel of the Company, who then shall promptly notify the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the material facts of any potential conflict or related party transaction and takes any actions it deems appropriate. The Nominating and Corporate Governance Committee reports its findings and recommended actions to the Board at the next regularly scheduled meeting of the Board of Directors. During 2009, based on written representations from the executive officers and directors of the Company, there were no related party transactions.

Director Independence

In accordance with the New York Stock Exchange rules, the Board affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted that include all elements of independence set forth in the New York Stock Exchange listing standards. The Company’s director independence standards are included in our Corporate Governance Guidelines. Based on these standards, the Board affirmatively determined that all of our directors are independent, except for Mr. Garrett. Mr. Garrett is our Chairman, President and Chief Executive Officer.

In determining independence, the Board of Directors has determined that each of the non-employee members of the Board of Directors has no material relationship with the Company or any of its subsidiaries (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In determining whether a director has had a material relationship with the Company, our Corporate Governance Guidelines establish that a relationship or transaction of the nature or type described in Securities and Exchange Commission Regulation S-K Item 404(a), 404(b) or 404(c) would not be deemed a material relationship or transaction that would cause a director not to be independent so long as the relationship or transaction does not exceed the applicable thresholds included in Item 404(a), 404(b) or 404(c) or is otherwise covered by an exclusion or exemption contained in Item 404(a), 404(b) or 404(c). So long as a director has no relationships with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) other than those that would be permitted under the categorical standard, a director will be considered not to have a material relationship with the Company or any of its subsidiaries. If a relationship is not addressed by the categorical standard or does not satisfy the categorical standard, the Board of Directors may, taking into account all relevant facts and circumstances, deem the relationship to be not material. The Corporate Governance Guidelines are available on the Company’s website at www.beckmancoulter.com under “Investor Relations,” “Corporate Governance.”

Board Chairman and Lead Independent Director

Mr. Garrett serves as Chairman of the Board and Chief Executive Officer. The Board combined the Chairman and Chief Executive Officer roles, when it appointed Mr. Garrett to the position of Chairman of the Board effective April 2008. The Board believes the combined Chairman and Chief Executive Officer structure is appropriate for the Company at this time. Mr. Garrett’s extensive knowledge of our business and industry combined with his experience as a chairman and chief executive officer promotes strategy development and execution and facilitates information flow between management and the Board.

When the Board appointed Mr. Garrett as Chairman of the Board, the Board created the position of Lead Independent Director. Ms. Woods served as Lead Independent Director from the Board’s creation of this role until February 2010 when Mr. Schafer was appointed Lead Independent Director. The Lead Independent Director optimizes the relationship between the Board and the Chairman of the Board and Chief Executive Officer. Together with the Chairman, the Lead Independent Director leads the Board in the fulfillment of its governance responsibilities. The Lead Independent Director also chairs meetings of the independent directors and meetings of the Board when the Chairman is unavailable.

BEC 2010 NOTICE & PROXY STATEMENT	15

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Nominating and Corporate Governance Committee, the Audit and Finance Committee and the Organization and Compensation Committee. All three committees are comprised of independent directors in accordance with the New York Stock Exchange listing standards. The Board also has determined that all members of the Audit and Finance Committee are “audit committee financial experts” as defined by applicable Securities and Exchange commission rules and that they meet the financial literacy requirements of the New York Stock Exchange. The charters for the Audit and Finance Committee, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website at www.beckmancoulter.com under “Investor Relations,” “Corporate Governance.”

Board and Committee Meetings

The Board encourages its directors to attend all Board and committee meetings, as well as the annual meetings of stockholders. In 2009, all directors attended the Annual Meeting of Stockholders, and each director attended all Board and applicable committee meetings, except that one director did not attend one Board meeting. The Board met seven times during 2009.

The Board’s Audit and Finance Committee held six meetings; the Organization and Compensation Committee held eight meetings; and the Nominating and Corporate Governance Committee held six meetings in 2009. In addition to the board and committee meetings, the Board also holds regularly scheduled executive sessions of the non-employee directors. Ms. Woods, as Lead Independent Director, was the presiding director for all executive sessions until February 2010 when Mr.  Schafer became Lead Independent Director and presiding director for executive session.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members of the Nominating and Corporate Governance Committee are Peter B. Dervan (Chair), Van B. Honeycutt, William N. Kelley and Lewis T. Williams. Pursuant to its charter, this committee’s general responsibilities include:

•	Developing criteria to determine the qualifications and appropriate tenure of directors

•	Reviewing such qualifications and making recommendations to the Board regarding director nominees to fill vacancies

•	Considering stockholder recommendations for Board nominees, as described below

•	Periodically reviewing stockholder enhancement provisions in the Company’s certificate of incorporation, amended and restated bylaws and other corporate documents

•	Considering social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs

Director Nominations

Identifying Candidates. The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Our Corporate Governance Guidelines provide that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. As discussed in the below section “Deadline for Stockholder Proposals,” stockholders who wish to submit director

16	BEC 2010 NOTICE & PROXY STATEMENT

nominees for consideration by the Nominating and Corporate Governance Committee may do so by submitting such nominees’ names in compliance with the procedures and along with other information required by our amended and restated bylaws to our Corporate Secretary, Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821.

Qualifications. The Nominating and Corporate Governance Committee expects that nominees to the Board as minimum qualifications will not have a conflict of interest, will have high ethical standards and, with respect to new members of the Board, a willingness to serve at least six years. When identifying director nominees, the Nominating and Corporate Governance Committee considers the Board’s various roles and seeks a diverse Board of scientists, current or former chief executive officers, healthcare experts, women and minorities. The Nominating and Corporate Governance Committee evaluates each nominee on his or her individual merits taking into account the needs of the Company, the composition of the Board of Directors and the criteria set forth in the Company’s Corporate Governance Guidelines or otherwise established by the Board of Directors. For each search to fill a Board vacancy, the Company engages a director search firm to identify, evaluate and recruit potential nominees. The Board and the Nominating and Corporate Governance Committee develop specifications and criteria based on the Board’s specific needs. Typically, the search firm, through its objective screening process, develops an initial list of approximately 25 or more prospective director candidates. Based on discussions with the Nominating and Corporate Governance Committee, the list is winnowed down to approximately ten candidates and the search firm makes an initial contact with the potential candidates to assess, among other things, their availability, fit and major strengths. Following further analysis by the search firm, the Nominating and Corporate Governance Committee has typically chosen two or three candidates with whom to have further meetings. The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for reelection at the Annual Meeting.

Majority Voting Policy. Currently, directors are elected by a plurality vote. Under a plurality voting standard, a nominee for director receiving the most “for” votes is elected. Votes not cast and votes withheld would not count against a candidate.

The Board of Directors has established a policy for the Nominating and Corporate Governance Committee to review any election in which a nominee for director in an uncontested election fails to receive a majority of the votes cast for his or her election (“Majority Withheld Vote”) to attempt to determine the circumstances that lead to such withholding of votes. If the committee determines that the Majority Withheld Vote occurred because of the director’s performance or other factors personal to the director, the committee makes a recommendation to the Board regarding the status of the director. The Board considers the committee’s report and recommendations at its next regularly scheduled meeting and takes any actions it deems appropriate. Those actions may include requesting the Nominating and Corporate Governance Committee to conduct further review. If the Board concludes the factors leading to the Majority Withheld Vote were due to the director’s performance or other factors personal to the director that cannot be resolved within a reasonable period of time, the Board may accept the director’s previously submitted resignation. Pursuant to our amended and restated bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the newly appointed director will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor are elected and qualified.

BEC 2010 NOTICE & PROXY STATEMENT	17

ORGANIZATION AND COMPENSATION COMMITTEE

The members of the Organization and Compensation Committee are Charles A. Haggerty (Chair), Robert G. Funari and Glenn S. Schafer. The Organization and Compensation Committee of the Board of Directors is responsible primarily for discharging the Board’s responsibilities relating to the design and oversight of compensation policies and plans for the Company’s executives and directors. The Organization and Compensation Committee reviews and approves compensation of the executive officers of the Company, other than the Chief Executive Officer. The Organization and Compensation Committee Charter requires the Organization and Compensation Committee to consist of no fewer than three Board members who satisfy the independence requirements of the New York Stock Exchange and applicable law. In addition, the Charter requires the Organization and Compensation Committee to meet at least three times per year. At all times during 2009, the Organization and Compensation Committee consisted of at least three Board members, each of whom the Board affirmatively determined satisfies these independence requirements.

Pursuant to its charter, the Organization and Compensation Committee’s responsibilities include:

•	Establishing and reviewing periodically the Company’s executive compensation philosophy

•	Reviewing and recommending changes to director compensation plans

•	Reviewing and administering the Company’s compensation policies and plans, including those applicable to executive officers

•	Making recommendations to the Board with respect to the Company’s equity and non-equity incentive plans

•	Approving any new equity incentive plan or any material change to an existing equity incentive plan

•	Evaluating the performance of the Chief Executive Officer in light of the corporate goals and objectives established by the Organization and Compensation Committee and reviewed by the Board

•	Recommending the Chief Executive Officer’s compensation awards to the independent members of the Board of Directors

•	Overseeing regulatory compliance with respect to compensation matters in consultation with management

•	Preparing and issuing an annual report to be included in the Company’s annual proxy statement and an annual performance evaluation of the Organization and Compensation Committee to the Board

•	Performing any other activities consistent with the charter

The Organization and Compensation Committee retains the power to appoint subcommittees, but no subcommittee has been appointed. Our Chief Executive Officer recommends to the Organization and Compensation Committee the salary, annual incentive and long-term incentive compensation levels for other senior officers, including the other named executive officers. In addition, the Organization and Compensation Committee has delegated to the Chief Executive Officer authority to grant equity-based awards under the Company’s stock incentive plans to recipients other than to the Company’s directors, executive officers and other persons covered under Section 16 of the Securities Exchange Act of 1934, via an annual long-term incentive grant process and for select use with new hires, promotions and similar personnel actions.

Pursuant to its charter, the Organization and Compensation Committee is authorized to retain an external compensation consultant to assist in the evaluation of the compensation of our senior executive officers (including all of the named executive officers). The Organization and Compensation Committee has engaged Watson Wyatt to assist it in determining our peer group companies, obtaining and evaluating current benchmark data for our peer group and other companies and making recommendations to the committee regarding the design, administration and oversight of executive compensation programs in light of the competitive market data, legal and regulatory requirements and industry best practices.

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ORGANIZATION AND COMPENSATION COMMITTEE REPORT(1)

The Organization and Compensation Committee has certain duties and powers as described in the Organization and Compensation Committee Charter. The Organization and Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by New York Stock Exchange listing standards.

The Organization and Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Organization and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

ORGANIZATION AND COMPENSATION COMMITTEE

Charles A. Haggerty, Chair

Robert G. Funari

Glenn Schafer

(1)	Securities and Exchange Commission filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the Securities and Exchange Commission, and this information should be considered part of the filing you are reading. Unless the Company specifically states otherwise, this report is not incorporated by reference and does not constitute soliciting material nor is it considered filed under the Securities Act or the Securities Exchange Act.

ORGANIZATION AND COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Organizational Compensation Committee are Charles A. Haggerty (Chair), Robert G. Funari and Glenn Schafer. The Organization and Compensation Committee members at various times in 2009 were Charles A. Haggerty (Chair), Robert G. Funari, Betty Woods and James V. Mazzo. No current member of the Organization and Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Organization and Compensation Committee during 2009.

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AUDIT AND FINANCE COMMITTEE

The Members of the Audit and Finance Committee are Kevin M. Farr (Chair), Susan R. Nowakowski, Richard P. Wallace and Betty Woods. Pursuant to its charter, the Audit and Finance Committee’s general responsibilities include:

•	Overseeing financial and compliance functions as assigned by the Board

•	Reviewing areas of potential significant financial risk to the Company

•	Monitoring the independence and performance of the independent registered public accounting firm

•	Providing an avenue of communication among the independent auditors, management, our internal audit department and the Board of Directors

AUDIT AND FINANCE COMMITTEE REPORT

Among its duties, the Audit and Finance Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Committee has established a policy wherein it pre-approves all of the audit and permissible non-audit services provided to the Company by the independent registered public accounting firm and actively monitors these services (both spending level and work content) to maintain the appropriate objectivity and independence in KPMG LLP’s core work, which is the audit of the Company’s consolidated financial statements and internal control over financial reporting. All services and fees are pre-approved for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.

During the fiscal year ended December 31, 2009, all of the fees and services described as “audit fees,” “audit-related fees,” “tax fees,” and “all other fees” under “Audit Fees, Audit Related Fees, Tax Fees, and Other Fees” below were approved under such pre-approval policy and pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.

The Audit and Finance Committee of the Board of Directors is responsible for assisting the Board of Directors with its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee, the independent auditors’ qualifications and independence and the performance of the independent auditors and the Company’s internal audit function, and the corporate finance matters of the Company. The Audit and Finance Committee operates under a written charter approved by the Board of Directors. The charter was last amended and restated by the Board of Directors on February 8, 2010. A copy of the charter is available on our website at www.beckmancoulter.com under “Investor Relations,” “Corporate Governance.”

Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) of the United States and to issue a report thereon, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit and Finance Committee met with management and KPMG LLP to review and discuss the consolidated financial statements, the effectiveness of our internal control over financial reporting and KPMG LLP’s audit of the consolidated financial statements and our internal control over financial reporting.

20	BEC 2010 NOTICE & PROXY STATEMENT

The Audit and Finance Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and received a letter covering these matters. The Audit and Finance Committee also received written disclosures and the letter from KPMG LLP required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with KPMG LLP such firm’s independence from the Company and its management.

Based upon the discussions and reviews referred to above, and subject to the limitations on the role and responsibilities of the Committee and in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Kevin M. Farr, Chair

Susan R. Nowakowski

Richard P. Wallace

Betty Woods

Audit Fees, Audit Related Fees, Tax Fees, and Other Fees

Pursuant to the rules of the Securities and Exchange Commission, the fees paid for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and the effectiveness of internal control over financial reporting for the years ended December 31, 2009 and December 31, 2008, respectively, and fees billed for other services rendered by KPMG LLP during those periods were:

	2009 ($)	2008 ($)
Audit Fees(1)	$6,312,623	$4,477,000
Audit-Related Fees(2)	1,286,312	105,000
Tax Fees(3)	3,545,548	2,689,000
All Other Fees(4)	—	—
Total	$11,144,483	$7,271,000

(1)	Audit fees consisted principally of fees billed to the Company for professional services performed for the audit of consolidated financial statements included in the Form 10-K, for review of financial statements included in the Forms 10-Q, for the audit of the Company’s internal control over financial reporting and for services generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted principally of fees billed to the Company for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence related to mergers and acquisitions, audits of employee benefit and compensation plans, audits of carve-out entities, and other agreed upon procedures to meet various statutory and regulatory requirements.

(3)	Tax fees consisted principally of fees billed to the Company for professional services performed with respect to U.S. federal, state and local and international tax planning, advice and compliance, assistance with tax audits and appeals and review of original and amended tax returns for the Company and its consolidated subsidiaries.

(4)	All other fees are fees for any permissible services performed that do not meet the above category descriptions, however, the Company generally does not engage KPMG LLP for “other” services.

The Audit and Finance Committee has considered whether the provision of audit and non-audit services by KPMG LLP to the Company in fiscal 2009 is compatible with maintaining the auditor’s independence. The Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

BEC 2010 NOTICE & PROXY STATEMENT	21

PROPOSAL 2: RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR

At the Annual Meeting, stockholders will be asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010. The Audit and Finance Committee of the Board of Directors has recommended the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. KPMG LLP has served as the Company’s independent auditor since it was engaged to serve as the Company’s independent accountants for the fiscal year ended December 31, 1990. KPMG LLP representatives are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of the Beckman Coulter Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010. Although the Board is not required to seek stockholder ratification of the appointment, it has elected to present this question to the stockholders to obtain their input on our selection of the firm who will fill this important role. If KPMG LLP fails to obtain a majority of the votes cast, the Board will attempt to determine the reasons for the withheld support and, based on the results of that review, determine whether to attempt to engage other firms for future fiscal years.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for fiscal year 2010.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Beckman Coulter currently maintains four equity-based compensation plans that stockholders have approved:

•	2007 Long-Term Performance Plan or “2007 Plan,” which stockholders approved in 2007 and amended in 2009

•	2004 Long-Term Performance Plan or “2004 Plan,” which stockholders approved in 2004

•	1998 Incentive Compensation Plan or “1998 Plan,” which stockholders approved in 1998

•	Employees’ Stock Purchase Plan or “ESPP,” which stockholders most recently approved in 2001

2007 Plan, 2004 Plan and 1998 Plan. Certain stock option grants remain outstanding to our officers, employees and directors under these plans and certain restricted stock and restricted stock units also remain outstanding under the 1998 Plan, the 2004 Plan and the 2007 Plan. The authority to grant new awards under the 2004 Plan terminated in April 2007 and the 1998 Plan terminated in December 2003. The Board or a committee of the Board continues to administer these plans as to the options, restricted stock units and restricted stock awards that remain outstanding.

ESPP. Subject to limits, all of our officers and employees are eligible to participate in the ESPP. The ESPP generally operates in successive six-month purchase periods. Participants in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% or 90%, as determined by the Board in advance of each purchase period, of the lower of the fair market value of the stock at the beginning or the end of the period. The administrator of the ESPP may allow participants to contribute up to 15% of their eligible compensation to purchase stock under the plan. The current contribution limit is 10% of each participant’s eligible compensation. The ESPP plan is administered by the Board of Directors or a committee of the Board.

22	BEC 2010 NOTICE & PROXY STATEMENT

Equity Compensation Plans Not Approved by Stockholders

Beckman Coulter currently maintains five equity-based compensation plans that stockholders have not approved, because stockholder approval of these plans has not been required:

•	Deferred Directors’ Fee Program or “Deferred Fee Program”

•	Executive Deferred Compensation Plan or “Deferred Compensation Plan”

•	Executive Restoration Plan or “Restoration Plan”

•	Beckman Coulter Ireland Inc. Share Participation Scheme or “Ireland Program”

•	Stock Purchase Plan for employees in Japan or “Japan Program”

Deferred Fee Program, Deferred Compensation Plan and Restoration Plan. Under the Deferred Fee Program, a non-employee member of the Board may elect to defer a percentage of the fees that would otherwise become payable to the director for his or her services on the Board. Under the Deferred Compensation Plan and the Restoration Plan, a select group of officers and certain other employees may elect to defer compensation that would otherwise become payable to them. Each participant in the Deferred Fee Program or the Deferred Compensation Plan may elect that his or her deferrals be credited in the form of cash or stock units. Beckman Coulter provides Company contributions under the Restoration Plan in the form of additional credits of stock units, generally based on the Company contributions that a participant would have been entitled to under the Company’s qualified retirement plans had certain limits of those plans not applied to the participant. A director may earn up to a 30% premium for deferring his or her fees in the form of stock units under the Deferred Fee Program. A participant in the Deferred Compensation Plan may earn up to a 30% premium for deferring his or her bonus in the form of stock units.

Any premium stock units credited under the Deferred Compensation Plan are subject to a vesting schedule. Stock units accrue dividend equivalents, credited in the form of additional stock units, as dividends are paid by Beckman Coulter on its issued and outstanding common stock. Stock units are bookkeeping entries that, when payable, will be paid in the form of an equivalent number of shares of Beckman Coulter common stock, except that premium units credited under the Deferred Fee Program on and after April 1, 2004 and dividends attributable thereto are paid in cash. Each participant elects the time and manner of payment (lump sum or installments) of his or her stock units credited under the Deferred Fee Program or the Deferred Compensation Plan. Stock units credited under the Restoration Plan are paid at termination of employment. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under these programs are shares that have been purchased on the open market.

Ireland Program. The Ireland Program provides a means for employees of Beckman Coulter’s Ireland subsidiary to purchase Beckman Coulter stock. Participants in the Ireland Program are not otherwise eligible to participate in the ESPP. Subject to limits, participants in the Ireland Program decide how much of their bonus and salary they wish to forego to use for the purchase of shares under the program. The purchase price for the shares under the program generally equals the fair market value of the shares at the time of purchase; no discounted purchase price is offered under the program. The program offers certain tax advantages under Ireland tax rules to participants in the program. Shares purchased under the program generally cannot be sold for two years following the purchase of the shares under the program and additional tax benefits may be obtained if the shares are not sold until three years after their acquisition. The Ireland Program is administered by the Board of Directors of Beckman Coulter’s Ireland subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under the Ireland Program are shares that have been purchased on the open market.

Japan Program. The Japan Program provides an opportunity for employees of Beckman Coulter’s Japan subsidiary to purchase Beckman Coulter stock. Participants in the Japan Program are not otherwise eligible to participate in the ESPP. Participants in the Japan Program may contribute up to 10% of their salary for the purchase of stock and may also contribute a portion of their bonus (up to three times the dollar amount of salary

BEC 2010 NOTICE & PROXY STATEMENT	23

contributed by the employee) to purchase Beckman Coulter stock. The Company matches 5% of what the participant contributes. The contributions are accumulated and used to purchase Beckman Coulter stock on a monthly basis at the fair market value of the stock at the time of purchase. The Japan Program is administered by the Company’s Japan subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under the Japan Program are shares that have been purchased on the open market.

Summary Table

The following table sets forth, for each of Beckman Coulter’s equity-based compensation plans, the number of shares of our Common Stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2009.

Equity Compensation Plan Table

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options and rights (a)(#)		Weighted- average exercise price of outstanding options (b)($)		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)(#)
Equity compensation plans approved by stockholders	6,797,822	(1)	$54.2466	(2)	3,438,523	(3)
Equity compensation plans not approved by stockholders	376,086	(4)	N/A		N/A	(5)
Total	7,173,908		$54.2466		3,438,523

(1)	Of these shares, 1,286,105 were subject to options then outstanding under the 2007 Plan, 2,915,263 were subject to options then outstanding under the 2004 Plan, 1,758,432 were subject to options then outstanding under the 1998 Plan, 26,839 were subject to stock units credited as Company contributions under deferred compensation arrangements, 574,747 were subject to stock unit awards then outstanding under the 2007 Plan, 199,698 were subject to stock units and stock awards then outstanding under the 2004 Plan, and 36,738 will be issued upon the payment of stock units credited under the terminated Beckman Coulter Option Gain Deferral Program adopted under the 1998 Plan. This table does not reflect 406,110 shares associated with SARs awarded to certain international employees. The SARs have a weighted average exercise price of $59.40 and an average weighted exercise term of 1.53 years.

(2)	This number does not reflect the shares referenced in footnote 1 that will be issued with respect to stock units credited as Company contributions under deferred compensation arrangements that are charged against the share limits of the 2007 Plan, that will be issued upon the payment of stock units credited under the Option Gain Deferral Program or that were subject to outstanding stock unit awards granted under the 2004 Plan or the 2007 Plan.

(3)	This number of shares is presented after giving effect to purchases under the ESPP for the purchase period that ended December 31, 2009. Of the aggregate number of shares that remained available for future issuance, 1,462,016 were available under the ESPP and 1,976,507 were available under the 2007 Plan. Shares available for issuance under the 2007 Plan generally may, subject to the applicable plan limits, be used for any type of award authorized under the 2007 Plan including stock options, restricted stock or restricted stock unit awards, stock bonuses, and other awards authorized under the 2007 Plan.

24	BEC 2010 NOTICE & PROXY STATEMENT

(4)	Reflects an aggregate of 358,191 stock units then credited under the Deferred Fee Program, the Deferred Compensation Plan (excluding premium and Company matching shares), and the Restoration Plan, an additional 12,074 shares previously purchased under the Ireland Program and held in trust for delivery to the participants who purchased such shares following the satisfaction of the required two-year holding period under the program and 5,821 shares from the Japan Program.

(5)	There is no explicit share limit under the Deferred Fee Program, the Deferred Compensation Plan, the Restoration Plan, the Ireland Program or the Japan Program. The number of shares to be delivered with respect to these programs in the future depends on the levels of fees and compensation that participants elect to defer under the Deferred Fee Program, the Deferred Compensation Plan and the Restoration Plan and the amounts of compensation that participants in the Ireland Program and Japan Program elect to contribute to that program. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under these programs are, except for any shares related to Company contributions, shares that have been purchased on the open market. Any shares related to Company contributions are charged against the share limits of a stockholder-approved equity compensation plan and are included in footnote 1 above.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion and analysis of the key elements of compensation for the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers as of December 31, 2009. These individuals are referred to as our “named executive officers.” Our named executive officers for 2009 are:

•	Scott T. Garrett, Chairman of the Board, President and Chief Executive Officer

•	Charles P. Slacik, Senior Vice President and Chief Financial Officer

•	Robert W. Kleinert, Executive Vice President, Worldwide Commercial Operations

•	Paul Glyer, Senior Vice President, Strategy, Business Development and Communications

•	Scott Atkin, Executive Vice President, Chemistry, Discovery and Instrument Systems Development

Although this discussion focuses on the compensation of our named executive officers, many aspects apply to all executives.

Executive Compensation Program Overview

The Organization and Compensation Committee of our Board of Directors determines the Company’s executive compensation program. None of the named executive officers are members of the Organization and Compensation Committee. The membership and responsibilities of the Organization and Compensation Committee are described in a preceding section entitled “Organization and Compensation Committee.”

The objectives of our executive compensation program are to:

•	Provide total compensation that attracts and retains an outstanding, diverse executive team

•	Motivate each executive to achieve the Company’s strategic business plan

•	Align executive and stockholder interests by placing emphasis on long-term compensation

•	Reward superior performance with above-market rewards

•	Reinforce a pay-for-performance culture

•	Limit fixed compensation expenses

BEC 2010 NOTICE & PROXY STATEMENT	25

Compensation Philosophy

Competitive benchmark data is a key consideration in determining executive compensation levels. The Organization and Compensation Committee sets target levels for executives’ total compensation of base pay, annual incentive, long-term incentive, benefits, retirement, and perquisites relative to this data. The current targets are:

Compensation Component	Target
Base Salary	50th% tile
Annual Incentive	50th% tile
Long-Term Incentive	60th% tile
Benefits/Retirement	50th% tile
Perquisites	50th% tile
Total Compensation	50th to 60th% tile

The Organization and Compensation Committee reviews the compensation targets each year to ensure they are aligned with the executive compensation program objectives. Actual executive compensation levels may differ from targeted levels based on performance. For example, the committee has generally structured performance-based incentives to reward superior performance with upper quartile compensation for performance-based incentives and to deliver below median compensation for performance-based incentives where achievement is below goal. Other factors that influence executive compensation levels are identified below under “Decision-Making Process.”

In structuring the executive compensation program, the Organization and Compensation Committee considers how each component promotes the attraction, performance and retention of executives. The committee reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Organization and Compensation Committee does not apply a specific formula to determine the allocation between cash and non cash forms of compensation. Certain compensation components, such as base salaries, benefits, and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. The annual incentive motivates named executive officers to achieve specific operating objectives for the fiscal year. Long-term incentives are intended to reward long-term Company performance and achievement of specific financial goals and to strongly align named executive officers’ interests with those of stockholders.

Because performance-based compensation plays a significant role in aligning our executives’ interests with our stockholders’ interests, annual incentives and long-term incentives constitute a substantial portion of the named executive officers’ compensation. For 2009, about 85% of the Chief Executive Officer’s targeted total direct compensation (base salary, annual incentive and long-term incentives based on the grant date fair value of the awards) was in the form of incentive compensation and therefore at-risk. In comparison, competitive market data indicates that typically 78% of a chief executive officer’s pay is incentive compensation. The corresponding percentages for Messrs. Slacik, Kleinert, Glyer and Atkin were 66%, 68%, 70% and 72%, respectively. This compares to competitive market data where typically 67%, 67%, 63% and 65% of pay is delivered through incentive compensation. The “Summary Compensation Table” below provides detailed information on the compensation paid to each of the named executive officers in 2009.

The Organization and Compensation Committee believes the elements of the Company’s executive compensation program effectively link performance-based compensation to financial goals and stockholder interests without encouraging executives to take unnecessary or excessive risks in the pursuit of those objectives.

26	BEC 2010 NOTICE & PROXY STATEMENT

Named executive officers can participate in deferred compensation and retirement plans. The Company provides severance benefits if a named executive officer’s employment terminates under certain circumstances. These provisions are described later in this section.

Role of the Compensation Consultant. The Organization and Compensation Committee retained Towers Watson as its external executive compensation consultant to assist the committee in assessing executive compensation philosophy, programs, policies, and compensation levels for 2009. The Organization and Compensation Committee is responsible for retaining its compensation consultant and for determining the terms and conditions of the engagement, including fees. The committee performs an annual review to evaluate the consultant’s effectiveness as an advisor and provides ongoing feedback to ensure an appropriate and effective working relationship. The committee has established procedures with its consultant for communicating with the committee and management and determines whether the consultant’s services are performed objectively and free from the influence of management. The executive compensation consultant reports directly to the Organization and Compensation Committee and takes instructions solely from the committee. The consultant also speaks separately with the committee chair between meetings, as necessary or desired. The Organization and Compensation Committee chair pre-approves all Towers Watson engagements, including the nature, scope and fees of assignments.

The Organization and Compensation Committee examines the steps and safeguards Towers Watson takes to ensure that its executive compensation consulting services are objective, including:

•	The individuals providing executive compensation consulting services to the Committee are not personally involved in other services Towers Watson provides to the Company

•	Other services are provided under a separate contractual arrangement and without the knowledge or participation of the executive compensation consultant

•

The individuals providing executive compensation consulting services to the Committee do not share information about the specific work being performed on behalf of the Committee with other Towers Watson staff providing consulting assistance in other areas, except for information essential to work being performed under the direction of the Committee

•

The individuals providing executive compensation consulting services to the Committee are not directly compensated for the total revenues that Towers Watson generates from the Company nor would their compensation be directly affected if the Company decided to no longer use Towers Watson’s services in other areas

•	The executive compensation consultant is not the client relationship manager on services provided to the Company

The total amount of fees for executive compensation consulting services provided by Towers Watson to the Organization and Compensation Committee in 2009 was $279,851. The total amount of fees for all other services provided by Towers Watson, excluding executive compensation services was $242,730. The total amount of fees paid by the Company to Towers Watson during 2009 was $522,581.

Benchmarking. In late 2009, using information obtained and analyzed by Towers Watson, the Organization and Compensation Committee reviewed total direct compensation (base salary, target annual incentives and long-term incentive award opportunities) for the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, as reported in the proxies filed by the Company’s peer group (as described below). Using data from nationally recognized surveys, the Organization and Compensation Committee also reviewed for the Company’s top five executive officers the combined value of all components of compensation, including base pay, target annual incentives, long-term incentives, perquisites and the dollar cost to the Company of benefits (including health care, retirement and deferred compensation). The Organization and Compensation Committee also reviewed total compensation survey data for the top 22 executive positions, using data from nationally recognized surveys as identified below.

BEC 2010 NOTICE & PROXY STATEMENT	27

Peer Group. In 2009, the Organization and Compensation Committee asked Towers Watson to review the peer group used by the committee as one of its sources for determining executive pay levels due to changes in our strategy, size, business mix, growth areas, business competitors, and sources of executive talent. Most notable among those changes was our acquisition of Olympus Corporation’s lab-based diagnostic business in August 2009, which significantly expanded our geographic reach and scale. A list of potential peer companies was first screened by Towers Watson using Standard Industrial Classification codes for biological products, lab analytical instruments and surgical/medical instruments. Companies were further filtered on the basis of similar revenue size and market capitalization. The revenue size parameters range from about one-half to two and one-half times the Company’s anticipated 2010 revenue. The number of companies included in the peer group was reviewed to help ensure it provided a representative sample of market practices. Based primarily on business segment and revenue size, the Organization and Compensation Committee selected a revised peer group for 2009. The peer group is focused on diagnostics and laboratory analytics and is comprised of the following ten companies:

• Agilent Technologies • C.R. Bard, Inc. • Becton, Dickinson & Company • Genzyme Corporation • Hospira Inc.	• Life Technologies Corporation • PerkinElmer, Inc. • Quest Diagnostics, Inc. • Sigma-Aldrich Corporation • St. Jude Medical, Inc.

The Organization and Compensation Committee believes these peer group companies provide a broad, but reasonable, range of companies for comparison. Some of these companies are in the line of business index shown on the performance graph included in the Company’s 2009 Annual Report on Form 10-K. The Company’s 2009 revenues were $3.26 billion with a year-end market capitalization of $4.6 billion. The peer group had a median revenue of $4.0 billion, (ranging from $1.6 to $7.2 billion), and median market capitalization of $8.2 billion (ranging from $1.6 billion to $19.5 billion). When comparing the 2009 peer group to the 2008 peer group, six companies remained, four added and nine removed. The companies added were Genzyme Corporation, Hospira, Inc., Life Technologies Corporation and Quest Diagnostics, Inc. Companies discontinued were Applera Corporation, Bio Rad Laboratories, Dentsply International, Inc., Invacare Corporation, Millipore Corporation, Stryker Corporation, Varian Medical Systems, Inc., Waters Corporation and Zimmer Holdings, Inc. Peer group data is a key source of information reviewed by the Organization and Compensation Committee. The Organization and Compensation Committee also reviews general survey data provided by Towers Watson. In 2009, Towers Watson provided data from six nationally recognized published surveys in the life sciences, medical products and general industry segments to help benchmark base salary, annual incentives and long term incentives. These surveys included Mercer Executive Compensation Survey, Radford Global Life Sciences Survey, SIRS Life Sciences Survey, Towers Perrin Executive Compensation Database, Towers Perrin Medical Device Survey, Towers Watson 2009/2010 Report on Long-term Incentives, Policies and Practices and the Towers Watson Top Management Western Europe Survey. Because of differences in the methodologies, timing of the release of survey results and the type of data covered, each of the seven surveys may not be used for benchmarking all pay components. These surveys represent between 300 and 2400 companies, depending on the survey. The surveys were selected because they are conducted by large survey companies with robust participation. The consultant uses survey data subsets appropriate to the size of the company unit and responsibility scope of the position. To benchmark executive benefits, the Organization and Compensation Committee reviewed data from Towers Watson’s proprietary survey database, which incorporates information from over 1,100 companies, including eight of the Company’s ten peer companies.

Decision-Making Process. The Organization and Compensation Committee has the discretion to set compensation for executives at levels that differ from target compensation levels identified above. The Organization and Compensation Committee believes the peer group and survey data analyses described above provide meaningful data to determine competitive compensation levels for each executive officer. As in prior years, when the Organization and Compensation Committee considered its compensation decisions for 2009, it deliberated using a number of factors, including its compensation philosophy, the annual review of competitive

28	BEC 2010 NOTICE & PROXY STATEMENT

data, the estimated value of the total compensation program for top executives, analysis provided by Towers Watson, Company performance, internal equity assessments, the unusual global economic conditions, the impact of our acquisition of the Olympus lab-based diagnostic business, individual performance and, where applicable, the Chief Executive Officer’s recommendations. The Organization and Compensation Committee also weighed the effect of changes to one component on other components.

A key component of compensation decisions for individual executives was an assessment of each executive’s performance and potential, as well as retention considerations. More specifically, those individual assessments consider scope of job responsibilities, individual accomplishments, unique expertise, demonstrated leadership, long-term potential and the importance of retaining the executive. The starting point for individual decisions is the executive’s current compensation arrangement, and decisions were made within the parameters of internal compensation expense budgets. The independent directors of the Board conduct a formal performance review of the Chief Executive Officer, which includes an assessment of strategic, financial, operational and individual accomplishments. The results of this assessment are used by the independent directors to determine compensation awards for the Chief Executive Officer.

The Chief Executive Officer makes compensation recommendations for named executive officers (other than himself) and other senior executives. He actively participates in the annual executive compensation assessment of the other named executive officers. The Chief Executive Officer does not attend executive sessions of the Board where his own compensation is being determined.

Current Executive Compensation Program Elements

Base Salary. The primary purpose of base salary is to compensate the executive for the estimated market value of his or her position, and the responsibilities of that position in comparison with other positions in the Company. The Organization and Compensation Committee targets base salary levels for executive positions at the 50th percentile for comparable positions within the benchmarking studies and exercises judgment in determining actual base salary levels. Consistent with the Organization and Compensation Committee’s emphasis on incentive-based compensation, base salary generally represents a one-third or less of the target total compensation for a named executive officer.

The named executive officers do not have employment agreements or other contractual rights to a fixed base salary. Instead, base salary levels for each position are established by the Organization and Compensation Committee (and, for the Chief Executive Officer, by the independent directors of the Board). The Organization and Compensation Committee considers several factors when establishing base salary levels, including the scope of the executive’s responsibility, the value of the position to the Company, the current base salary level as compared to the benchmark study results, the executive’s contributions and internal pay relationships. The Organization and Compensation Committee considers these factors generally and does not assign any particular weight to any one factor. Executive base salary is reviewed annually, as well as at the time of a promotion or other material change in responsibilities, and increases may be awarded based on an evaluation of the factors listed above.

2009 Base Salaries. In December 2008, the Company announced several cost-saving measures in light of the uncertain economic conditions and to better position the Company to meet stockholders’ expectations. The measures included a Company-wide base salary freeze for 2009. No named executive officer received a base salary increase in 2009. Among our other top 22 positions, one executive received a promotional increase to base salary in 2009. The annual base salary review process resumed in 2010 with increases effective in late February.

Analysis. The October 2009 total compensation benchmarking study, conducted by the Organization and Compensation Committee’s external compensation consultant, reported base salary levels for the 22 executive positions studied at about the 40th percentile of the benchmark data. The base salaries for Messrs. Garrett, Slacik, Kleinert, Glyer and Atkin were -12%, -13%, -14%, -20% and -24% relative to estimated market medians at the

BEC 2010 NOTICE & PROXY STATEMENT	29

time of the study. A number of factors account for this reduction in market position relative to 2008, including material increases in job responsibilities and scope, and the 2009 base pay freeze. The Organization and Compensation Committee views the current base salary levels of the named executive officers and the other executive officers as lower than desired in view of competitive practices, the Company’s performance and the officers’ contributions. The Committee intends to take steps over time to move salaries towards the 50th percentile. For 2010, the Committee approved pay increases for the named executive officers other than the Chief Executive Officer, whose increase was approved by the independent directors. Messrs. Garrett, Slacik, Kleinert and Glyer, received increases of 4%, 5%, 3% and 8%, respectively. Mr. Atkin was promoted to the position of Executive Vice President in January 2010. In recognition of Mr. Atkin’s enhanced global responsibilities, particularly after the Olympus Diagnostic Systems acquisition, Mr. Atkin was granted a 19% promotional increase. After the 2010 salary increase, the base salaries for all five named executive officers still remain below the market median and approximate the 40th to 45th percentile. The base salary that was paid to each named executive officer for 2009 is reported in column (c) of the “Summary Compensation Table” below.

Annual Incentive Compensation. The Organization and Compensation Committee targets annual incentive compensation for named executive officers at the 50th percentile for comparable executives within the benchmark studies. Based on company performance, actual incentive awards paid to named executive officers in any given year may differ substantially from our target levels or those paid to comparable officers at the peer group companies. The committee has structured the annual incentive plan with the philosophy that when the Company achieves superior performance against its operating plans and peer group companies, annual incentive awards should reflect upper quartile pay. Similarly, if Company performance is below target, awards should be below benchmark median levels.

The Company’s ongoing practice is to make named executive officers eligible for an annual incentive award under the Company’s Management Incentive Plan, which is intended to satisfy the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code. None of the named executive officers has an employment agreement or other contractual right to a fixed or target bonus for any given year. A target award opportunity, expressed as a percentage of base salary, is established for each named executive officer under the plan based on the executive’s position, scope of responsibilities and the bonus opportunities awarded to comparable executives as determined by analysis of the peer group companies and benchmark studies. Awards under the plan may be paid in cash or equity, at the Company’s discretion. Awards have historically been paid in cash, as they were for 2009. The current target bonus opportunities are:

Position	2009 Target Bonus
CEO	100%
CFO	70%
Executive VP	70%
Group VP	60%
Senior VP	55%

The 2009 threshold, target, and maximum bonus amounts for the named executive officers are found in the “2009 Grants of Plan-Based Awards” table below.

As in the past, annual incentive compensation awarded under the Management Incentive Plan is directly tied to key financial and non-financial performance measures. These goals align with the Company’s strategic and financial plans, which the Board of Directors reviews and approves. In setting the goals for the plan each year, the Organization and Compensation Committee considers, among other factors, returns to stockholders, investor expectations, business climate, competitor performance, historical performance of the Company, the unique business of each operating unit and capital requirements.

30	BEC 2010 NOTICE & PROXY STATEMENT

Performance measures and goals are established and communicated to participants early in the annual performance period. Goals are not adjusted during the year, except, in the Organization and Compensation Committee’s discretion, in the event of certain extraordinary, non-recurring transactions affecting the Company, such as a merger or divestiture. No changes were made to the 2009 performance goals after they were established.

For 2009, the Organization and Compensation Committee approved the following financial performance measures, weightings and goals:

2009 Annual Incentive – Financial Performance Measures
Performance Measure	Weighting	2009 Goal vs. 2008 Actual
Adjusted Earnings Per Share (EPS)	Performance Gate	Meet or Exceed 2008 EPS
Recurring Revenue	50%	+6.7% in constant currency
Adjusted Operating Income	50%	+18.8% in constant currency

The Organization and Compensation Committee believes these three measures were key indicators of company performance for 2009. The weightings indicate the relative importance of achieving each goal. EPS is an indicator of profitability that is the single most important factor in determining the Company’s share price. If an absolute EPS number is not achieved, the plan will not be funded. If the EPS number is met or exceeded, then the plan may be funded based on the results relative to goals for two, equally weighted performance measures: recurring revenue growth and adjusted operating income growth. These measures are consistent with the Company’s strategic direction and are highly correlated to increases in total shareholder return. EPS and adjusted operating income reflect adjustments described below under “Adjustments for Performance-Based Compensation.” Recurring revenue growth is a measure of the Company’s ability to consistently grow customer demand for products and services over time. Adjusted operating income growth is an important indicator that the Company is delivering a reasonable return to stockholders and a measure of the company’s overall health. Recurring revenue growth and adjusted operating income growth are measured in constant currency, which is a way of expressing financial goals and results that neutralizes the effects of currency exchange rate fluctuations. Since about 50% of revenue is generated abroad, using constant currency focuses attention on real growth rates. The Company’s 2009 performance goals were intended to be challenging, but achievable with significant effort in the context of challenging business conditions and the global economic recession.

Under the Management Incentive Plan, threshold, target and maximum performance levels are established for each performance measure (other than EPS, which serves as an overriding performance threshold). Achievement below threshold on a performance measure results in 0% funding for that measure. Maximum performance can result in 200% funding. The goals set forth in the table above represent the target levels of performance established for the plan for 2009.

As in prior years, individual objectives also were established for 2009 for each named executive officer in the general areas of strategic planning, financial performance, operational excellence, talent management and customer satisfaction. Progress against these goals was reviewed twice a year by the Chief Executive Officer with the other named executive officers. The Chief Executive Officer reviewed his goals quarterly with the Board of Directors. The Organization and Compensation Committee reviewed each executive’s performance and potential as part of a formal talent review and adjusted the amount of that executive’s annual incentive based on its assessment of the executive’s achievement of individual objectives.

2009 Annual Incentives. In early 2009, our management identified how its cost-savings initiatives would apply to 2009 variable pay plans. The payout level for target level performance under the 2009 Management

BEC 2010 NOTICE & PROXY STATEMENT	31

Incentive Plan was reduced by 25% from 100% to 75%. Specifically, the planned payout for achieving target was adjusted from 50% to 37.5% for both recurring revenue and adjusted operating income, for a new combined total of 75%. Payout levels for threshold and maximum levels of performance were similarly reduced to 37.5% and to 150%, respectively.

Analysis. We delivered solid results for 2009, despite the challenging economic environment. Full year revenue, in constant currency and including the Olympus acquisition, was $3.26 billion, up 7.5% over 2008. Recurring revenue, which accounts for about 80% of total revenue, grew 6.5% on a constant currency basis, excluding the Olympus acquisition. Adjusted operating income was up 22%, and adjusted earnings per share were $3.90 for the year, up 11.1%. We believe these results are due to the strength and resiliency of our business model and our focus on operating excellence and expense management.

With respect to the Management Incentive Plan, we significantly exceeded our EPS performance threshold and achieved over 90% of both its recurring revenue and operating income growth goals in 2009, with the Management Incentive Plan targets and results in constant currency and excluding the Olympus acquisition contributions. On the reduced payout scale described above, these degrees of achievement resulted in a total payout level of 70% for the Management Incentive Plan. Given our strong performance in 2009 and with the full support of the Board, our management restored the payout level for those Management Incentive Plan participants who are not eligible to receive long-term incentives, as well as those non-management employees who participate in the similar United States and Canada performance sharing plan. The overall payout level for these two groups of employees was 95%.

With the effect of the cost-savings initiative, the awards to the named executive officers for 2009 range from 67% to 73% of target; the median award is 72%. The Chief Executive Officer’s award level (70% of target) aligns with the Company’s overall performance. The award levels for the other named executive officers take into account the Organization and Compensation Committee’s assessment of the relative contribution of their respective organizations to 2009 Company results. Each named executive officer’s bonus earned for 2009 is listed in column (g) of the “Summary Compensation Table.”

Scott Garrett continued to successfully lead the corporation in 2009. The Company provided impressive results and value for its shareholders during a challenging environment, achieving a recurring revenue increase of 6.5%, an adjusted operating income increase of 22% and an EPS increase of 11.1%. The Company also closed its acquisition of Olympus Diagnostics Systems, improving its global position in the chemistry market. Mr. Garrett’s 2009 bonus was 70% of target, compared to 75% for 2008.

Charles Slacik continued to provide excellent financial leadership for the Company. He led the financing of the Olympus Diagnostics Systems acquisition providing the Company the financial means to successfully close the transaction at a lower financing cost than initially anticipated. Mr. Slacik also manages the Company’s information technology function and has made major strides toward improving the company’s information flow. Mr. Slacik’s 2009 bonus was 72% of target, compared to 79% for 2008.

Robert Kleinert continues to lead the Company’s worldwide commercial organization, which generated solid recurring revenue growth in an extremely difficult market, with growth in Asia Pacific especially strong at 22%. Mr. Kleinert was part of the steering committee responsible for the integration of the Olympus Diagnostics acquisition and was able to integrate sales and service organizations around the world in a seamless manner. Mr. Kleinert’s 2009 bonus was 67% of target, compared to 75% for 2008.

Paul Glyer plays a critical role in the overall management of the Company with responsibility for strategy, business development, investor relations and communications. His most important achievement in 2009 was the successful acquisition and closing of the Olympus Diagnostics Systems acquisition. Mr. Glyer’s 2009 bonus was 72% of target, compared to 79% for 2008.

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Scott Atkin is responsible for the Chemistry Systems business, the Discovery Products business and the Instrument Systems Development Center, which leads the development of all instruments across the Company. Mr. Atkin was an integral part of the Olympus acquisition integration team and led the Chemistry business to another successful year. Our Discovery Products business continues to generate a solid return for the Company. Mr. Atkin’s 2009 bonus was 73% of target, compared to 86% for 2008.

As a result of the cost-savings initiative described above, the named executive officers were awarded bonuses that are less than what they otherwise would have been entitled to receive based on the Company’s favorable performance and the individual officer’s contributions.

Over the past five years, the Company’s overall annual incentive compensation payout percentage has ranged from 75% to 97%, with an average of 82%. When each factor is weighted and results are summarized, the Company’s overall performance and annual payout percentages have been as follows:

Performance Period	Overall Performance Level	Overall Payout Level
2009	Near Target	70%*
2008	Below Target	75%
2007	Near Target	97%
2006	Near Target	90%
2005	Below Target	77%

*	95% for MIP participants who were not eligible for long-term incentive awards

In recognition of the extraordinary achievements required to successfully complete the acquisition of the Olympus diagnostic business, special recognition bonuses were awarded in 2009 to key Company leaders. The Board of Directors approved a $150,000 bonus to Mr. Garrett, which was paid in February 2010. Mr. Garrett recommended, and the Organization and Compensation Committee approved, bonuses in the amount of $100,000 to Messrs. Slacik, Kleinert, Glyer and Atkin, which were paid in 2009. These bonuses are reflected in the bonus column of the Summary Compensation Table.

2010 Annual Incentives. In early 2010, the Organization and Compensation Committee increased the target bonuses for certain executive positions over their 2009 levels to provide more competitive annual incentive opportunities to Company executives. These changes improve alignment with the Company’s compensation philosophy and were prompted by findings from the 2009 total compensation benchmarking study, which estimated base salary and annual incentives levels at about the 40th percentile of comparable positions. The committee approved the following target bonus opportunities for 2010 with Company performance and individual accomplishments relative to goals continuing as primary determinants of each executive’s annual incentive award:

Position	2010 Target Bonus
CEO	120%
CFO	80%
Executive VP	80%
Group VP	70%
Senior VP	65%

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Long-Term Incentives

Long-term incentives in the form of stock-based awards encourage long-term decision-making and strongly align the interests of executives and stockholders. The Organization and Compensation Committee believes a substantial portion of executives’ total compensation should consist of stock-based awards, and it targets long-term equity compensation for named executive officers at the 60th percentile for comparable executive positions based on the benchmark data. (The value actually realized with respect to stock-based awards will depend on the Company’s achievement of goals and stock price performance-based return.)

The Organization and Compensation Committee makes equity grants to named executive officers with a weighting of 40% stock options, 30% restricted stock units and 30% performance shares. This weighting is reviewed each year to ensure it is well-aligned with the committee’s compensation philosophy and with business objectives. The Organization and Compensation Committee uses stock options to focus executives’ attention on increasing stock price. Restricted stock units encourage stock ownership and, through forfeiture provisions, strengthen retention. Performance shares focus executives’ efforts on multi-year goals tied to the Company’s long-term growth strategy. Newly hired executive officers are granted generally a mix of long-term incentive awards in the form of stock options and restricted stock units.

The Organization and Compensation Committee exercises judgment in determining the levels of annual equity grants, considering the competitiveness of grants relative to comparable positions within the benchmark data, relative job responsibilities, an executive’s target cash and total compensation levels and an assessment of each executive’s performance and potential, as well as retention considerations.

Additional factors considered by the Organization and Compensation Committee to determine the size, frequency and type of long-term incentive grants include accounting impact, tax consequences, potential dilutive effects and potential future stock values. The Organization and Compensation Committee determines and recommends to the independent directors of the Board the size of awards to be granted to the Chief Executive Officer. The Organization and Compensation Committee, based on recommendations from the Chief Executive Officer, determines the size of awards for the other named executive officers.

Analysis. In 2009, the Organization and Compensation Committee examined the Company’s granting practices against the benchmark market data to determine the competitiveness of executives’ long-term incentives. Annualized long-term incentive award values from the proxy statements of the peer group companies and two general industry surveys were used to determine the benchmark data. All awards were valued using FASB ASC Topic 718 assumptions as reported in the most recent Form 10-K filings. The analysis showed the Company at about the 60 th percentile of competitive practice, in line with the Company’s target for long-term incentive awards.

The long-term incentive awards granted to the named executive officers on January 8, 2009 were comparable to levels for the prior year based on grant-date values. Based on estimated value at time of grant, the 2009 awards compare to the 2008 awards as follows: Mr. Garrett +2%, Mr. Slacik +1%, Mr. Kleinert +1%, Mr. Glyer -3% and Mr. Atkin +12%. The increase in Mr. Atkin’s award reflects his strong contributions for 2008, the importance of his role in the Company and market data for comparable positions among the benchmarking studies. The 2009 equity awards, as determined by the committee on the basis of the above factors, resulted in grants that were about 75th percentile for Mr. Garrett, 45th percentile for Mr. Slacik, 50th percentile for Mr. Kleinert, 60th percentile for Mr. Glyer and 60th percentile for Mr. Atkin, according to the 2009 survey data. Additional details of 2009 awards are found in the “2009 Grants of Plan-Based Awards” table and the narrative that accompanies that table.

Stock Options. Options are granted with an exercise price equal to the fair market value of Company Common Stock based on the closing price on the grant date. Named executive officers will only realize value on

34	BEC 2010 NOTICE & PROXY STATEMENT

their options if the stock price rises. Stock options also function as a retention incentive, as they vest 25% per year over four years and expire seven years after the date of grant. The basic terms of these options are described below under “2009 Grants of Plan-Based Awards - Equity Incentive Awards.”

Restricted Stock Units. A restricted stock unit represents a right to receive one share of Common Stock if the applicable vesting requirements are satisfied. The restricted stock units granted to named executive officers during 2009 vest 25% per year over four years. As such, they also serve as a long-term retention tool. The basic terms of these restricted stock unit grants are described below under “2009 Grants of Plan-Based Awards - Equity Incentive Awards.”

Performance Shares. Since 2006, the Organization and Compensation Committee has granted long-term incentive awards to named executive officers in the form of performance shares denominated in restricted stock units. Performance shares were introduced to increase executives’ focus on the Company’s long-term performance. A performance share represents a contractual right to receive one share of Common Stock if the applicable performance requirements established by the Organization and Compensation Committee are satisfied. Performance shares are granted early in the calendar year and become eligible to vest on the third anniversary of the grant date, provided the Company achieves the specified multi-year performance goal. If the threshold is not met or exceeded, performance shares will not vest and will be forfeited immediately. If a named executive officer’s employment terminates prior to the third anniversary of the grant date for any reason other than retirement or total disability, the performance shares will be immediately forfeited. The basic terms of these performance share grants are described below under “2009 Grants of Plan-Based Awards - Equity Incentive Awards.”

The performance shares granted in years 2006 through 2008 vest after three years provided a cumulative free cash flow target is met or exceeded. The Organization and Compensation Committee views cash flow as a good indicator of the Company’s general health and the executives” overall performance. As the 2007 to 2009 goal of $275 million was exceeded as of year-end 2009, the 2007 performance shares vested on the third anniversary of their grant in February 2010. The performance shares granted in 2008 vested on an accelerated basis in February 2010, as cumulative free cash flow for the period 2008 through 2009 exceeded $375 million.

In 2009, the Organization and Compensation Committee added a second long-term performance measure to the performance shares component of the plan to ensure it keeps executives focused on shareholder returns and the quality of earnings. Performance relative to three-year goals for return on invested capital (ROIC) along with operating cash flow determine the vesting of performance shares effective 2009. Both performance measures are equally weighted, and three-year goals have been established for each measure at threshold, target, and excellence levels of performance. Target levels of performance represent improvement over recent levels of achievement. The committee believes it is likely that the threshold levels for each performance measure will be attained; if the Company continues to achieve favorable results, the committee believes it is likely the target levels for each performance measure will be attained.

Recoupment Policy

The Organization and Compensation Committee formally adopted a Policy on Recoupment of Compensation in 2008 to help ensure executives act in the best interests of the Company and its stockholders. The policy requires the named executive officers, other Section 16 reporting individuals and corporate vice presidents to repay or return cash bonuses and long term incentives granted after the policy’s effective date if the Company issues a material restatement of its financial statements and where the restatement was caused by the individual’s intentional misconduct. The Organization and Compensation Committee will take all relevant factors into account and exercise business judgment to determine any appropriate amounts to recoup and has the discretion to determine the timing and form of recoupment.

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Adjustments for Performance-Based Compensation

Under the terms of the Long-Term Performance Plan, the Management Incentive Plan and the long-term incentive awards subject to performance-based vesting requirements, the Organization and Compensation Committee may adjust applicable performance measures, goals and results if it determines the adjustment is necessary or advisable to preserve the integrity of the award. For example, adjustments may be made to reflect the impact of acquisitions or divestitures on the Company’s operating income or increases in pension plan funding requirements on its free cash flow. The Organization and Compensation Committee believes it is appropriate to have the flexibility to make such adjustments, so management may make strategic decisions that it believes are in the best interests of the Company and shareholders without undue concern about the impact of those decisions on their compensation arrangements. For 2009, the committee decided to exclude the impact of the Olympus acquisition from the Company’s calculation of recurring revenue, operating income and return on invested capital. As is typically the case, the adjustments approved by the Organization and Compensation Committee in 2009 with respect to management bonuses and employees performance share awards were the same adjustments approved by the Audit and Finance Committee and reflected and discussed in the Company’s earnings release for the corresponding year so that the performance data used for compensation purposes is the same as that reflected in the financial statements adjusted to constant currency. Additionally, the Organization and Compensation Committee approved an increase in non-executive management bonuses and employee performance sharing awards to 95% of the goal instead of the payout level earned of 70%.

Retirement and Deferred Compensation Plans; Perquisites and Other Personal Benefits

Retirement Plans. The Company’s retirement plans provide post-employment retirement income to executives and other employees, assisting them to meet their future financial needs. The retirement plans for the Company’s executives are designed in combination to attract and retain executives as key components of a competitive total compensation package. Benefits under the qualified and nonqualified retirement plans are not directly tied to specific Company performance, although the value of benefits under the plans denominated in stock units will depend on the Company’s performance.

Retirement plans provided by the Company include a tax-qualified defined contribution plan and the Savings Plan (the “401(k) Plan”). Named executive officers employed prior to 2006 participate in a tax-qualified defined benefit pension plan (the “Pension Plan”). However, benefit accruals ceased effective December 31, 2006 for any participant whose date of birth was on or after January 1, 1967 or who had not completed at least five full years of credit service under the plan as of December 31, 2006. Additional details are provided below in the “2009 Pension Benefits” table.

Employees (including named executive officers) hired in 2006 and after do not participate in the Pension Plan. Instead, they, and participants whose accruals under the Pension Plan were frozen, participate in and are credited with Company contributions under a second defined contribution plan, called the Retirement Account Plan. The Company’s objectives in introducing the Retirement Account Plan were to achieve greater predictability in retirement costs, to attract and retain qualified employees, and to help achieve business objectives.

Named executive officers may elect to participate in the Company’s Executive Restoration Plan, a non-qualified plan. The Executive Restoration Plan provides retirement benefits that otherwise would have been provided under the 401(k) Plan and the Retirement Account Plan, except for the contribution and benefits limits imposed by the Internal Revenue Code. Named executive officers eligible to participate in the Pension Plan were also previously eligible to receive benefits under the Supplemental Pension Plan, which is a non-qualified plan that provided benefits that otherwise would have been provided under the Pension Plan but for benefits limited under the Internal Revenue Code.

36	BEC 2010 NOTICE & PROXY STATEMENT

The “2009 Pension Benefits” table and related narrative section “Pension and Other Retirement Plans” below describe the Company’s Pension Plan and Supplemental Pension Plan benefits. The “2009 Nonqualified Deferred Compensation” table and related narrative section “Nonqualified Deferred Compensation Plans” below describe the Company’s Executive Restoration Plan.

Deferred Compensation Plan. Named executive officers and other key employees of the Company may participate in the Company’s Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan allows a participant to voluntarily defer until a future date between 10% and 70% of base salary earned and between 5% and 80% of bonuses earned in the form of cash or stock units. For each deferral of a bonus to a stock unit account, the executive’s stock unit account will be increased by a percentage of the amount of the deferral based on the percentage of the executive’s bonus deferred into the stock unit account. The “2009 Nonqualified Deferred Compensation” table and related narrative section “Nonqualified Deferred Compensation Plans” below describe the Company’s Executive Deferred Compensation Plan.

Perquisites and Other Personal Benefits. The Company provides limited executive perquisites and personal benefits that are at or below market levels. The Organization and Compensation Committee reviews these benefits on a regular basis. In the recent past, these benefits primarily consisted of annual financial planning and tax preparation services and one-time reimbursement of legal costs associated with estate planning. Beginning in 2009, the Company limited eligibility for those perquisites to the Chief Executive Officer and his direct reports. In addition, the Company discontinued payment of a tax allowance to offset the taxes incurred for financial planning services provided by the Company. The Company does not provide loans to executives; it does not own, lease or charter corporate aircraft; executives are not provided company cars or car allowances; and executives are not reimbursed for club memberships. Effective 2010, an annual lump-sum payment, called a perquisite allowance, replaced the tax preparation, financial planning and estate planning perquisites for the Chief Executive Officer and his direct reports. Perquisites and other personal benefits provided to named executive officers in 2009 are reported in Column (i) of the “Summary Compensation Table” and are further described in footnote 6 to that table.

Benchmarking Benefits. While the Company’s executive compensation philosophy is to target benefits at the 50th percentile for the Company’s peer group, the estimated value of Company benefits in 2009 for executive officers approximated the 75th percentile. This difference is attributable in part to several executives’ participation in retirement plans that are no longer open to new employees and to certain company contributions under the Executive Restoration and Executive Deferred Compensation Plans. The committee will continue to monitor the value of executives’ benefits relative to the external market.

Severance and Other Benefits upon Termination of Employment or Change in Control

The Organization and Compensation Committee believes severance protections are an important part of an executive’s total compensation package and play a valuable role in attracting and retaining key executive officers. In the event of a change in control, these protections are particularly important to ensure a smooth transition of management and to protect stockholders’ interests during the transition period. The Company provides these severance protections for named executive officers through its Separation Pay Plan and through change in control agreements.

Termination of Employment. The Organization and Compensation Committee’s position is that severance protections are only appropriate if a named executive officer’s employment is involuntarily terminated by the Company as a result of a layoff. The Organization and Compensation Committee has determined that providing named executive officers severance protections in such circumstances is appropriate in light of their positions within the Company and as part of their overall compensation package. These severance benefits reflect that it may be difficult for named executive officers to find comparable employment for a period of time following termination. Severance protections outside of a change in control context are provided to named executive

BEC 2010 NOTICE & PROXY STATEMENT	37

officers and other employees of the Company through its Separation Pay Plan. Specifically, the plan provides for certain severance benefits in the event a named executive officer’s employment is terminated by the Company at the request of the Board of Directors or, with the support of the Board, the Chief Executive Officer. The plan does not provide for severance benefits if the named executive officer’s employment is terminated under any other circumstances, including for cause.

In the event of a qualifying termination of employment, named executive officers (other than the Chief Executive Officer) are entitled to a benefit under the Separation Pay Plan equal to two times their monthly base rate of compensation for each full year of service with the Company. Without regard to length of service, the minimum and maximum amounts of this benefit are six and eighteen months, respectively, of an eligible named executive officer’s base pay. The Chief Executive Officer’s benefit is equal to three times his monthly base rate of compensation for each full year of service, with minimum and maximum amounts of nine and twenty-four months, respectively, of his base pay. Any separation payments to executives are contingent upon execution of a general release of claims and non-compete/solicit agreement. Benefits will be paid in the form of salary continuation payments following a named executive officer’s termination of employment. See “Potential Payments on Termination or Change in Control” for more information specific to the named executive officers.

The Organization and Compensation Committee considers the inter-relationship of the potential payouts and terms and conditions under this program in combination with decisions it makes regarding incentive awards and other aspects of the executives’ total compensation package.

Change in Control. The Organization and Compensation Committee believes the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of the named executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage named executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Organization and Compensation Committee provides named executive officers with appropriate severance benefits through change in control agreements if their employment is terminated by the Company without cause, or by the executive for a “good reason” the Organization and Compensation Committee believes justifies the payment of severance, within two years following a change in control of the Company.

The Organization and Compensation Committee made a number of changes to the Company’s change-in-control agreements effective 2008 that were intended to reduce the benefit levels under these agreements. First, the “gross up” protection against excise taxes was modified. An individual executive’s change in control benefits will be reduced by up to 10% if that reduction will avoid triggering excise taxes on the payment. Second, additional retirement benefit service credit will not be provided to executives as part of change in control benefits. Third, the Organization and Compensation Committee clarified that if change in control benefits are triggered, performance-based equity awards will be determined as through the target level of performance had been achieved. No additional changes were made to the change-in-control agreements during 2009.

The Organization and Compensation Committee believes the severance benefits described below in the “Potential Payments upon Termination or Change in Control” table provide named executive officers with reasonable financial and personal security during a transitional period when the likelihood of unemployment is high.

Stock Ownership Program

To further align the interests of management and the Board of Directors with the interests of our stockholders, the Board has set guidelines for named executive officers, other key executives and directors to acquire and retain a certain stock ownership level in our Common Stock (including stock units held in the

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Company’s retirement plans) equal to a specified multiple of compensation. The required multiple for the Chief Executive Officer is five times base salary; the required multiple for the other named executive officers is three times base salary. The goal is for executives to meet the stock ownership guidelines within five years of appointment to the level of Senior Vice President or above. The Organization and Compensation Committee reviews annually the guidelines to help ensure they continue to be reasonable and competitive and the progress toward ownership goals. As of January 2010, all named executive officers had met their ownership guidelines.

Tax and Accounting Considerations

In evaluating the compensation structure and program designs, the Organization and Compensation Committee considers tax and accounting treatment, balancing their effects on individuals and the Company. Internal Revenue Code Section 162(m) places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to our Chief Executive Officer and certain of our other most highly compensated executive officers. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Company’s annual incentive compensation program and long-term incentive awards to named executive officers (other than time-based restricted stock unit awards) are made under a stockholder-approved plan and are intended to satisfy the requirements of Section 162(m). In accordance with its stated objectives, the Organization and Compensation Committee will consider the appropriate balance with tax deductibility levels, but will not be limited by Section 162(m), as it determines executive compensation strategy and its implementation.

Equity Granting Policy

The Company does not time the grant of its equity awards based on current stock price or material non-public information. Equity awards to employees and members of the Board are granted normally when the Organization and Compensation Committee meets on the first Thursday in January of each year. Grants awarded outside of the annual grant process, such as those associated with a new hire or promotion, are issued on the first Monday of the month following the month in which the employee commences employment. Named executive officers do not have the discretion to set grant dates for any awards.

The Organization and Compensation Committee has delegated to the Chief Executive Officer authority to grant equity-based awards under the Company’s stock incentive plans to individuals other than to the Company’s directors, executive officers and other persons covered under Section 16 of the Securities Exchange Act of 1934, for select use with new hires, promotions and other personnel matters. Any grants made by the Chief Executive Officer are subject to the policies regarding the timing of equity grants described above.

Conclusion

The Organization and Compensation Committee believes its executive compensation program results in total compensation awards that are reasonable and of appropriate value, align Company executives’ interests with those of stockholders and are directly linked to Company and individual performance.

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SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our named executive officers for services rendered for 2009 and for 2008 and 2007 if the named executive officer also was a named executive officer in such years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott Garrett	2009	$923,539	$150,000	$2,557,596	$1,533,366	$644,000	$87,655	$237,628	$6,133,784
Chairman of the Board,	2008	915,569	—	2,424,240	1,597,100	690,000	14,507	156,861	5,798,277
President and Chief	2007	837,969	—	2,697,204	1,547,078	826,440	40,069	314,101	6,262,861
Executive Officer
Charles P. Slacik	2009	500,668	100,000	381,560	228,514	251,700	—	89,092	1,551,534
Senior Vice President and	2008	498,568	—	363,636	239,565	274,936	—	88,199	1,464,904
Chief Financial Officer	2007	476,827	—	—	—	253,413	—	55,193	785,433
Robert W. Kleinert	2009	437,677	100,000	381,560	228,514	203,000	35,370	62,530	1,448,651
Executive Vice President,	2008	433,261	—	363,636	239,565	228,900	2,041	59,164	1,326,567
Worldwide Commercial Operations	2007	377,598	—	344,708	207,761	213,400	12,827	40,192	1,196,486
Paul Glyer(1)	2009	320,836	100,000	339,165	203,096	126,700	305,245	39,411	1,434,453
Senior Vice President, Strategy, Business Development and Communications
Scott Atkin(1) Executive Vice President, Chemistry, Discovery and Instrument Systems Development	2009	346,327	100,000	423,956	253,932	152,100	125,107	22,068	1,423,490

(1)	Paul Glyer and Scott Atkin were not named executive officers in 2007 or 2008.

(2)	The amounts reported in Columns (e) and (f) of the table above reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. The assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f) are discussed in Note 15 (Employee Benefits) to the Company’s Consolidated Financial Statements in its 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission (or, in the case of grants made prior to 2009, the corresponding footnote in the Company’s Form 10-K for the applicable year). Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards. The Securities and Exchange Commission’s disclosure rules previously required that we present stock award and option award information for 2008 and 2007 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the Securities and Exchange Commission disclosure rules require that we now present the stock award and option award amounts in the applicable columns of the table above with respect to 2008 and 2007 on a similar basis as the 2009 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the Securities and Exchange Commission’s past disclosure rules, the amounts reported in the table above for stock award and option awards in 2008 and 2007 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, to the extent applicable, each named executive officer’s total compensation amounts for 2008 and 2007 also differ from the amounts previously reported in our Summary Compensation Table for these years.

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(3)	The amounts reported above in Column (e) include the grant date fair value of performance share awards based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant date fair value of the performance share awards included in column (e) and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2007 Performance Share Awards		2008 Performance Share Awards		2009 Performance Share Awards
Name	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
Scott Garrett	$1,347,119	$1,347,119	$1,165,500	$1,165,500	$1,281,465	$1,922,198
Charles P. Slacik	—	—	174,825	174,825	191,178	286,767
Robert W. Kleinert	180,908	180,908	174,825	174,825	191,178	286,767
Paul Glyer(1)	180,908	180,908	161,875	161,875	169,936	254,904
Scott Atkin(1)	193,830	193,830	174,825	174,825	212,420	318,630

(4)	The amounts reported for 2009 in Column (g) above reflect the aggregate dollar amounts paid to named executive officers under their annual incentive awards. The payouts were made in cash in March 2010. The material terms of these incentive awards are described above under “Current Executive Compensation Program Elements—Annual Incentive Compensation” in the Compensation Discussion and Analysis section.

(5)	The amounts reported for 2009 in Column (h) include interest on deferred compensation account balances during 2009 considered under Securities and Exchange Commission rules to be at above-market rates in the following amounts: Scott Garrett ($2,144), Charles P. Slacik ($0), Robert W. Kleinert ($0), Paul Glyer ($282) and Scott Atkin ($8,928). The remaining reported amounts consist of the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit pension plans during 2009. This amount for each named executive officer is as follows: Scott Garrett ($85,511), Charles P. Slacik ($0), Robert W. Kleinert ($35,370), Paul Glyer ($304,963) and Scott Atkin ($116,179).

BEC 2010 NOTICE & PROXY STATEMENT	41

(6)	Amounts shown in Column (i) for 2009 include Company contributions under the Company’s 401(k) Plan, Retirement Account Plan, Executive Restoration Plan and Executive Deferred Compensation Plan (with the value of any such Company contributions denominated in stock units based on the market price of a share of Common Stock on the crediting date). Stock units credited to the Executive Restoration Plan and Executive Deferred Compensation Plan are credited with dividend equivalents as the Company pays ordinary dividends on the Common Stock; however, the value of the dividend equivalents has not been included in the table below pursuant to Securities and Exchange Commission rules. As described below under the heading “2009 Nonqualified Deferred Compensation,” certain Company contributions to the Executive Deferred Compensation Plan denominated in stock units are subject to vesting requirements. Additionally, amounts shown in Column (i) above include the following perquisites and personal benefits, as indicated in the table below: financial planning benefits, business travel accident coverage and Beckman Coulter Foundation matching charitable gifts.

Name	401(k) Savings Plan Contributions ($)	Retirement Account Plan Contribution ($)	Executive Restoration Plan Contributions ($)	Deferred Compensation Plan Contributions ($)	Financial Planning Benefits ($)	Business Travel Accident Coverage ($)	Matching Contributions Under Charitable Matching Program ($)
Scott Garrett	$8,575	$14,700	$108,938	$91,860	$13,255	$300	—
Charles P. Slacik	8,575	12,250	27,393	27,494	13,255	125	—
Robert W. Kleinert	8,250	14,700	26,200	—	13,255	125	—
Paul Glyer	8,575	—	7,456	—	13,255	125	$10,000
Scott Atkin	8,575	—	8,963	—	2,405	125	2,000

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers in the last three fiscal years. The primary elements of each named executive officer’s total compensation for 2009 reported in the table are base salary, an annual incentive award, long-term equity incentives, an increase in accumulated retirement pension benefits and certain earnings on deferred compensation account balances. Named executive officers also earned the other benefits quantified in Column (i) of the Summary Compensation Table, as further described in footnote 6 to the table.

The Summary Compensation Table information should be read in conjunction with the tables and narrative descriptions that follow. A description of each named executive officer’s base salary and annual incentive arrangements is provided immediately following this paragraph. The 2009 Grants of Plan-Based Awards table and the description of the material terms of the plan-based awards that follows provide information regarding the equity and non-equity incentive compensation awarded to named executive officers in 2009. The Outstanding Equity Awards and the Option Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

The 2009 Pension Benefits table and related description of the material terms of our pension plans describe each named executive officer’s retirement benefits under our defined benefit pension plans to provide context to the amounts listed in the Summary Compensation Table. Similarly, the 2009 Non-Qualified Deferred Compensation table and related description of the material terms of our non-qualified deferred compensation plans provides context to the deferred compensation earnings listed in Column (h) of the Summary Compensation Table, and also provides a more complete picture of the potential future payments due to our named executive officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that may become payable to our named executive officers under certain circumstances.

42	BEC 2010 NOTICE & PROXY STATEMENT

Description of Employment Agreements, Salary and Bonus Amount

None of our named executive officers are employed pursuant to employment agreements. Accordingly, base salary and bonus amounts for named executive officers are not fixed by contract. The Organization and Compensation Committee reviews the base salaries for each named executive officer each year. In making its determination, the Organization and Compensation Committee considers the factors discussed above under “Current Executive Compensation Program Elements – Base Salary” in the Compensation Discussion and Analysis section.

Similarly, the amount of each named executive officer’s annual bonus is not fixed by contract. Rather, in 2009, the Company granted each named executive officer an annual incentive opportunity under the Company’s 2009 Management Incentive Plan. In determining the terms of such award opportunities, the Organization and Compensation Committee considered the factors discussed above under “Current Executive Compensation Program Elements – Annual Incentive Compensation” in the Compensation Discussion and Analysis section. The material terms of the annual incentive awards granted to named executive officers in 2009 are described above under “Current Executive Compensation Program Elements – Annual Incentive Compensation” in the Compensation Discussion and Analysis section.

2009 GRANTS OF PLAN-BASED AWARDS

The following table presents information about the incentive awards granted to the named executive officers during 2009. The material terms of each grant are described below under “Equity Incentive Awards” and “Non-Equity Incentive Awards.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Scott Garrett	3/4/09 3/4/09 1/8/09 1/8/09	— — — —	— $920,000 — —	— $1,840,000 — —	— — — —	31,370 — — —	47,055 — — —	— — 31,370 —	— — — 125,480	— — — $43.32	$1,281,464 — 1,276,132 1,533,366
Charles P. Slacik	3/4/09 3/4/09 1/8/09 1/8/09	— — — —	— 349,125 — —	— 698,250 — —	— — — —	4,680 — — —	7,020 — — —	— — 4,680 —	— — — 18,700	— — — 43.32	191,178 — 190,382 228,514
Robert W. Kleinert	3/4/09 3/4/09 1/8/09 1/8/09	— — — —	— 305,200 — —	— 610,400 — —	— — — —	4,680 — — —	7,020 — — —	— — 4,680 —	— — — 18,700	— — — 43.32	191,178 — 190,382 228,514
Paul Glyer	3/4/09 3/4/09 1/8/09 1/8/09	— — — —	— 175,784 — —	— 351,567 — —	— — — —	4,160 — — —	6,240 — — —	— — 4,160 —	— — — 16,620	— — — 43.32	169,936 — 169,229 203,096
Scott Atkin	3/4/09 3/4/09 1/8/09 1/8/09	— — — —	— 207,000 — —	— 414,000 — —	— — — —	5,200 — — —	7,800 — — —	— — 5,200 —	— — — 20,780	— — — 43.32	212,420 — 211,536 253,932

BEC 2010 NOTICE & PROXY STATEMENT	43

Equity Incentive Awards

During 2009, each named executive officer was granted a stock option award, a restricted stock unit award and a performance share award. Each of the equity awards reported in the 2009 Grants of Plan-Based Awards table was granted under and is subject to the terms of the 2007 Plan. The Organization and Compensation Committee administers the 2007 Plan and has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events, such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2007 Plan are generally transferable only to a beneficiary of a named executive officer upon his death. The Organization and Compensation Committee, however, may establish procedures for the transfer of awards to other persons or entities, provided such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value. Under the terms of the 2007 Plan, if there is a change in control of the Company, each named executive officer’s outstanding awards granted under the plan generally will become fully vested, unless otherwise provided by the Organization and Compensation Committee.

Stock Options. Each stock option reported in Column (j) of the above 2009 Grants of Plan-Based Awards table was granted with a per-share exercise price equal to the fair market value of a share of Common Stock on the grant date. In accordance with the Company’s option grant practices currently in effect, the fair market value is estimated at the date of grant using a Black-Scholes Merton option pricing model for which the assumptions used to calculate the fair value are discussed in Note 15 (Employee Benefits) to the Company’s Consolidated Financial Statements in its 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission. The maximum term of each of these options is seven years.

Each stock option granted to our named executive officers in 2009 is subject to a four-year vesting schedule, with 25% of the stock option vesting on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment. Once vested, each stock option will remain exercisable generally until its normal expiration date. Each of the stock options granted to our named executive officers in 2009 has a term of seven years. However, vested stock options may terminate earlier in connection with a change in control transaction. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the named executive officer’s employment (other than on account of retirement, death or total disability). In such circumstances, the named executive officer generally will have three months to exercise the vested portion of the stock option following termination of employment. If a named executive officer’s employment terminates on account of his retirement, death or total disability, the stock option will become fully vested on the date of termination, and the named executive officer will have five years from the termination date or the term of the grant, whichever is sooner, to exercise the option. In no event will a named executive officer be permitted to exercise a stock option after its normal expiration date.

Stock options granted to named executive officers during 2009 do not include any dividend or dividend equivalent rights.

Restricted Stock Units. Each restricted stock unit reported in Column (i) of the above 2009 Grants of Plan-Based Awards table represents a contractual right to receive one share of Common Stock if the time-based vesting requirements described below are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of the named executive officer.

Subject to the named executive officer’s continued employment, the restricted stock unit awards vest as to one-fourth of the units on each anniversary of the grant date. Upon the termination of the named executive officer’s employment, any then-unvested restricted stock units generally will terminate without any payment to the named executive officer, except that if the termination is due to the named executive officer’s retirement,

44	BEC 2010 NOTICE & PROXY STATEMENT

death or total disability and occurs more than one year after the grant date, the then-outstanding and unvested restricted stock units will become fully vested on the termination date. Restricted stock units will be paid generally in an equivalent number of shares of Common Stock as they become vested, although payment may be delayed in certain circumstances to comply with applicable tax law. If a change in control of the Company occurs, the Organization and Compensation Committee may determine whether the vesting of any restricted stock units will accelerate. Restricted stock units that vest in connection with a change in control generally will be paid in accordance with the original vesting schedule. Payment may be made earlier in connection with a termination of the named executive officer’s employment and is in all cases subject to the requirements of applicable tax law.

Restricted stock units granted to named executive officers do not include any dividend or dividend equivalent rights.

Performance Shares. Column (g) of the above 2009 Grants of Plan-Based Awards table reports awards of performance shares granted to certain named executive officers in 2009. Each performance share represents a contractual right to receive one share of Common Stock if the performance-based and time-based vesting requirements described below are satisfied.

The performance shares become earned and vested on March 4, 2012, provided that (i) we achieve Return on Invested Capital (“ROIC”) and Operating Cash Flow (“OCF”) measures, both weighted equally (i.e., each measure applies with respect to half the target number of performance shares subject to the Award) for the performance period 2009 to 2011 and (ii) the named executive officer remains continuously employed by us through March 4, 2012. The percentage of the target number of performance shares subject to the award that will vest will be determined based on our ROIC (expressed as an annual average for the three years in the performance period) and cumulative OCF for the performance period. If the performance measures are not met, the performance shares will terminate automatically on March 4, 2012. In addition, if the named executive officer’s employment terminates prior to March 4, 2012, the performance shares will be canceled without payment, except that if the termination is due to retirement, death or total disability, the named executive officer will receive a prorated payment of the performance shares that would have been paid under the award had his employment continued through March 4, 2012, provided the performance shares vest. Performance shares granted to named executive officers do not include any dividend or dividend equivalent rights.

If the Company’s annual average ROIC for the performance period is less than 10.1%, no portion of the performance shares related to that measure shall vest. If the Company’s cumulative OCF for the three-year performance period is less than $1.575 billion, no portion of the performance shares related to that measure shall vest. In no event will more than 75% of the performance shares vest based on either of the measures individually. The percentage of the performance shares that will vest as to either measure for performance between the “minimum” and “target” levels of performance, or between the “target” and “maximum” levels of performance, will be determined by linear interpolation.

Notwithstanding the foregoing, if the Company’s cumulative OCF for years 2009 and 2010 is at least $1.250 billion, the 50% of the target number of performance shares related to the OCF measure for “target” OCF performance, to the extent then outstanding and unvested, will vest as of the date the administrator certifies that such OCF goal has been achieved (which, if that goal has been achieved, will not occur later than March 15, 2011), and such date shall be considered the “vesting date” for purposes of that portion of the award.

Non-Equity Incentive Awards

Each of the named executive officers was awarded a cash incentive bonus opportunity for 2009. The target and maximum amounts for these awards are reported in Columns (d) and (e) of the above 2009 Grants of Plan-Based Awards table. The material terms of these incentive awards are described above under “Current Executive Compensation Program Elements—Annual Incentive Compensation” in the Compensation Discussion and Analysis section.

BEC 2010 NOTICE & PROXY STATEMENT	45

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2009, including the vesting dates for the unvested portions of these awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Scott Garrett	—	125,480(2)	$43.32	1/8/16	—	—	31,370(8)	$ 2,052,853
	18,000	54,000(3)	72.49	1/3/15	31,370(2)	$2,052,853	—	—
	41,700	41,700(4)	60.82	1/4/14	—	—	18,000(9)	1,177,920
	71,250	23,750(5)	56.92	1/5/13	13,500(3)	883,440	—	—
	28,000	7,000(6)	67.79	2/21/12	—	—	20,850(10)	1,364,424
	90,000	—	65.70	1/6/12	10,425(4)	682,212	—	—
	17,250	—	54.66	4/1/11	6,668(5)	436,354	—	—
	25,000	—	49.09	12/18/10	—	—	—	—
	44,000	—	50.60	12/4/10	—	—	—	—
	7,500	—	28.68	1/9/13	—	—	—	—
	30,000	—	49.08	6/17/12	—	—	—	—
Charles P. Slacik	—	18,700(2)	43.32	1/8/16	—	—	4,680(8)	306,259
	2,700	8,100(3)	72.49	1/3/15	4,680(2)	306,259	—	—
	45,000	15,000(7)	61.31	11/6/13	—	—	2,700(9)	176,688
	—	—	—	—	2,025(3)	132,516	—	—
Robert W. Kleinert	—	18,700(2)	43.32	1/8/16	—	—	4,680(8)	306,259
	2,700	8,100(3)	72.49	1/3/15	4,680(2)	306,259	—	—
	5,600	5,600(4)	60.82	1/4/14	—	—	2.700(9)	176,688
	7,500	2,500(5)	56.92	1/5/13	2,025(3)	132,516	—	—
	24,000	—	65.70	1/6/12	—	—	2,800(10)	183,232
	16,500	—	50.60	12/4/10	1,400(4)	91,616	—	—
	15,000	—	31.38	1/21/13	694(5)	45,415	—	—
Paul Glyer	—	16,620(2)	43.32	1/8/16	—	—	4,160(8)	272,230
	2,500	7,500(3)	72.49	1/3/15	4,160(2)	272,230	—	—
	5,600	5,600(4)	60.82	1/4/14	—	—	2,500(9)	163,600
	7,500	2,500(5)	56.92	1/5/13	1,875(3)	122,700	—	—
	24,000	—	65.70	1/6/12	—	—	2,800(10)	183,232
	8,625	—	54.67	4/1/11	1,400(4)	91,616	—	—
	5,000	—	28.68	1/9/13	694(5)	45,415	—	—
	12,000	—	43,08	1/3/12	—	—	—	—
Scott Atkin	—	20,780(2)	43.32	1/8/16	—	—	5,200(8)	340,288
	2,700	8,100(3)	72.49	1/3/15	5,200(2)	340,288	—	—
	6,000	6,000(4)	60.82	1/4/14	—	—	2,700(9)	176,688
	9,000	3,000(5)	56.92	1/5/13	2,025(3)	132,516	—	—
	14,000	—	65.70	1/6/12	—	—	3,000(10)	196,320
	11,500	—	54.67	4/1/11	1,500(4)	98,160	—	—
	9,000	—	50.60	12/4/10	834(5)	54,577	—	—
	15,000	—	28.68	1/9/13	—	—	—	—
	12,000	—	43.08	1/3/12	—	—	—	—
	5,000	—	45.42	10/16/11	—	—	—	—
	3,500	—	38.63	1/4/11	—	—	—	—

(1)	The market or payout value of stock awards reported in Columns (g) and (i) is computed by multiplying the number of shares of stock or units reported in Columns (f) or (h), respectively, by $65.44, the closing market price of our common stock on December 31, 2009 the last trading day in 2009.

(2)	The unvested portions of these awards are scheduled to vest in four substantially equal installments on January 8, 2010, January 8, 2011, January 8, 2012 and January 8, 2013.

(3)	The unvested portion of this award is scheduled to vest in three substantially equal installments on January 3, 2010, January 3, 2011 and January 3, 2012.

46	BEC 2010 NOTICE & PROXY STATEMENT

(4)	The unvested portion of this award is scheduled to vest in two substantially equal installments on January 4, 2010 and January 4, 2011.

(5)	The unvested portion of this award is scheduled to vest on January 5, 2010.

(6)	The unvested portion of this award is scheduled to vest on February 21, 2010.

(7)	The unvested portion of this award is scheduled to vest on November 6, 2010.

(8)	These awards are grants of performance shares. The number of performance shares shown for each named executive officer is the number of performance shares that are scheduled to vest on March 4, 2012 or sooner, provided that the applicable performance target is satisfied.

(9)	These awards are grants of performance shares. The number of performance shares shown for each named executive officer is the number of performance shares that vested on an accelerated basis on February 8, 2010, given that the two-year performance target of $375 million in cumulative free cash flow was exceeded.

(10)	These awards are grants of performance shares. The number of performance shares shown for each named executive officer is the number of performance shares that vested on February 15, 2010, given that the three-year performance target of $275 million in cumulative free cash flow was exceeded.

2009 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of stock options by the named executive officers during 2009 and the vesting during 2009 of stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Scott Garrett	—	—	53,045	$2,623,294
Charles P. Slacik	—	—	5,675	371,366
Robert W. Kleinert	—	—	5,681	278,821
Paul Glyer	29,000	$663,173	7,131	373,820
Scott Atkin	3,500	146,256	6,591	324,523

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares acquired in exercise by (ii) the difference between the closing price of our Common Stock at exercise and the option exercise price. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, acquired in vesting by the closing price of our Common Stock on the vesting date.

BEC 2010 NOTICE & PROXY STATEMENT	47

2009 PENSION BENEFITS

The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under our qualified and nonqualified defined benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1)(2) (c)	Present Value of Accumulated Benefit ($)(1)(2) (d)

Scott Garrett	Pension Plan	4.542	$144,095
	Supplemental Pension Plan	4.542	449,838
Charles P. Slacik	Pension Plan	—	—
	Supplemental Pension Plan	—	—
Robert W. Kleinert	Pension Plan	3.948	$113,576
	Supplemental Pension Plan	3.948	105,898
Paul Glyer	Pension Plan	20.304	$474,226
	Supplemental Pension Plan	20.304	443,552
Scott Atkin	Pension Plan	8.079	$130,948
	Supplemental Pension Plan	8.079	119,630

(1)	The years of credited service and present value of accumulated benefits are presented as of December 31, 2009 assuming that each named executive officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies and Estimates - Pension and Post Retirement Benefit Plans” and Note 16 (Retirement Benefits) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission, which sections are incorporated herein by reference.

(2)	The Pension Plan was amended December 29, 2006 to cease benefit accruals under the plan effective December 31, 2006 for certain participants and to not permit new participants in the plan on or after January 1, 2007. Pursuant to the amendment, benefit accruals ceased effective December 31, 2006 for any participant born on or after January 1, 1967 or who had not completed at least five full years of credited service under the plan as of December 31, 2006. Benefits under the Supplemental Pension Plan are determined with respect to benefits under the Pension Plan. Pursuant to the plan amendment, Messrs. Glyer and Atkin will continue to accrue benefits under the Pension Plan and Supplemental Pension Plan after December 31, 2006. Mr. Slacik will not be eligible to participate in the Pension Plan and Supplemental Pension Plan because he did not meet the eligibility requirements under the plan as of December 31, 2006. Messrs. Garrett and Kleinert will not accrue any further benefit under the Pension Plan or the Supplemental Pension Plan after December 31, 2006. Although Messrs. Garrett and Kleinert will not accrue additional benefits under the Pension Plan and Supplemental Pension Plan, the present value of their accumulated benefit under the plans, as reported in Column (d) above, is expected to increase in future years because of actuarial factors.

Pension and Other Retirement Plans

The Company maintains two defined benefit pension plans covering the named executive officers (other than Mr. Slacik). The Pension Plan is our qualified defined benefit employee retirement plan, and the named executive officers generally participate in this plan on the same general terms as our other eligible employees.

48	BEC 2010 NOTICE & PROXY STATEMENT

However, due to maximum limitations imposed by ERISA and the Internal Revenue Code on the annual amount of a pension that may be paid under a qualified defined benefit plan and on the compensation that may be considered in determining accruals under a qualified defined benefit plan, the pension benefits that would otherwise be payable to the named executive officers under the Pension Plan’s benefit formula must be limited. The Supplemental Pension Plan is an unfunded benefit equalization plan of the type permitted by ERISA designed to permit named executive officers and other key employees to receive the full amount of benefits that would be paid under the Pension Plan but for such limitations (as well as certain additional benefits). The material terms of the Pension Plan and Supplemental Pension Plan are described below.

Pension Plan. The Company’s Pension Plan is a noncontributory defined benefit pension plan subject to the provisions of ERISA. Employees of the Company (other than certain employees of entities previously acquired by the Company) are generally eligible to participate in the plan after completing one year of service. However, as indicated above, no new participants will be admitted to the Pension Plan after December 31, 2006.

Participants become vested in their Pension Plan benefit after completing five years of vesting service. Upon a vested participant’s retirement at the plan’s normal retirement date (which is generally defined as the first day of the month coincident with or next following his or her 65th birthday), the participant is entitled to a benefit under the Pension Plan equal to the sum of the product of 1.2%, the participant’s years of credited service and the participant’s final average earnings; and the product of 0.8%, the participant’s years of credited service and the amount by which the participant’s final average earnings exceeds the Social Security wage base (as set forth in the Internal Revenue Code) for the year in which the separation occurs. For purposes of the Pension Plan, “final average earnings” means 12 times the monthly average of the participant’s basic earnings for the 60 consecutive months that yields the highest average. For purposes of the Pension Plan, “basic earnings” generally includes, subject to the maximum limits set forth in the Internal Revenue Code, a participant’s regular base salary or wages, incentive or commission bonuses, overtime pay, sick pay, vacation pay, shift differentials and amounts contributed to certain tax-qualified benefits of the Company, but generally excludes exercise or vesting of equity awards, tax and other Company reimbursements and other non-recurring bonuses.

Participants are permitted to remain employed with the Company following their normal retirement date and continue to accrue benefits under the Pension Plan (except that, as indicated above, benefit accruals have been frozen as of December 31, 2006 for certain participants including each of the named executive officers eligible to participate in the plan). Vested participants may elect to retire at any time before their normal retirement date and receive a benefit reduced by a factor based on the participant’s age at the time benefit payments commence.

The normal form of early and normal retirement benefit is a life annuity for a single individual and a joint and survivor annuity with a 50% survivor benefit for a married individual; however, participants may elect among the other optional forms of distributions in the plan. Forms of benefit other than life annuity are adjusted to result in actuarially equivalent values.

Supplemental Pension Plan. As a tax-qualified defined benefit pension plan, the Company’s Pension Plan contains certain Internal Revenue Code limits on the amount of a pension that may be paid or accrued annually by participants. Named executive officers and other key employees of the Company who are prevented from accruing or receiving the full amount of their pension benefit under the Pension Plan are permitted to receive the additional pension benefit under the Company’s Supplemental Pension Plan.

Under the Supplemental Pension Plan, the Company will supplement the named executive officer’s monthly pension benefit under the Pension Plan by the difference, if any, between the monthly benefit that would have been payable under the Pension Plan absent the Internal Revenue Code limits less the actual monthly benefit under the Pension Plan.

Benefits under the Supplemental Pension Plan will generally be paid to participants in a lump sum six months after the participant’s separation from service with the Company. However, to the extent that a

BEC 2010 NOTICE & PROXY STATEMENT	49

participant’s benefit under the Supplemental Pension Plan exceeds $500,000, only the first $500,000 will be paid six months after the participant’s separation from service, and any remaining benefit will paid as soon as administratively feasible after the January 1 that follows the calendar year in which the initial $500,000 payment was made.

2009 NONQUALIFIED DEFERRED COMPENSATION

The following table presents information regarding nonqualified deferred compensation of the named executive officers in 2009.

Name	Plan Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Scott Garrett	Executive Deferred Compensation Plan	$345,000	$91,860	$23,706	$2,411,351
	Executive Restoration Plan	52,015	108,938	16,837	667,550
Charles P. Slacik	Executive Deferred Compensation Plan	137,468	27,494	3,491	388,911
	Executive Restoration Plan	—	27,393	413	47,788
Robert W. Kleinert	Executive Deferred Compensation Plan	—	—	—	—
	Executive Restoration Plan	—	26,200	454	51,336
Paul Glyer	Executive Deferred Compensation Plan	—	—	3,923	374,765
	Executive Restoration Plan	11,186	7,456	2,187	89,024
Scott Atkin	Executive Deferred Compensation Plan	—	—	62,711	1,817,552
	Executive Restoration Plan	41,798	8,963	892	52,319

(1)	The amounts reported have been included as part of the compensation for each named executive officer in the appropriate columns of the Summary Compensation table above.

(2)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under Securities and Exchange Commission rules is included as compensation for each named executive officer in column (h) of the Summary Compensation table. Of the total earnings for each named executive officer listed in column (e) above, the following amounts were also included as earnings in the above Summary Compensation table: Scott Garrett ($2,144), Charles P. Slacik ($0), Robert W. Kleinert ($0), Paul Glyer ($282) and Scott Atkin ($8,928).

(3)	Company contributions to the Executive Deferred Compensation Plan credited in the form of stock units (as described below under the heading “Nonqualified Deferred Compensation Plans”) are subject to vesting requirements. Of the aggregate balance for each named executive officer under the Executive Deferred Compensation Plan at 2009 year-end, the following amounts represent Company contributions credited to the plan in the form of stock units that had not vested as of December 31, 2009: Scott Garrett ($69,000), Charles P. Slacik ($52,835), Robert W. Kleinert ($0), Paul Glyer ($35,157) and Scott Atkin ($0). No stock units representing Company contributions vested for any of the named executive officers in 2009.

Nonqualified Deferred Compensation Plans

The Company permits the named executive officers and other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table on a deferred basis. Deferrals of compensation during 2009 and in recent years have been made under the Company’s Executive Deferred Compensation Plan and Executive Restoration Plan. The material terms of the Executive Deferred Compensation Plan and Executive Restoration Plan are discussed below.

50	BEC 2010 NOTICE & PROXY STATEMENT

Executive Deferred Compensation Plan. Under the plan, each participant, including the named executive officers, may elect to defer between 10% and 70% of his base salary and between 5% and 80% of any bonuses he may earn. Each participating named executive officer may elect to have deferred compensation credited to one or both of the following accounts:

•

Cash account wherein deferrals are credited with interest at a rate equal to the prime rate established by Bank of America in effect as of July 31 of the preceding year, which rate, for the 2009 plan year, was 5%

•

Stock unit account wherein deferrals are credited in the form of stock units (a bookkeeping entry deemed to be equivalent to one share of Common Stock) by dividing the amount of the deferrals by the fair market value of a share of Common Stock on the crediting date

For each deferral of a bonus to a stock unit account, the named executive officer’s stock unit account will be increased by a percentage of the amount of the deferral based on the percentage of the named executive officer’s bonus deferred into the stock unit account. The additional contribution ranges from 15% of the amount deferred (for deferring between 35% and 49% of the bonus into the stock unit account) to 30% of the amount deferred (for deferring between 70% and 80% of the bonus into the stock unit account). The additional contribution will be credited in the form of additional stock units, referred to as “premium units.” In addition, for each deferral of a bonus under the plan (whether credited to a cash account or a stock unit account), the named executive officer’s stock unit account will be credited with a number of stock units (referred to as “matching units”) equal in value to the amount of the matching contribution the Company would have made under the 401(k) Plan if the bonus had been deferred under that plan.

Named executive officers are entitled to the following dividend equivalent rights with respect to stock units credited to their stock unit account. If the Company pays a cash dividend on its Common Stock, then the named executive officer’s stock unit account will be credited with an additional number of stock units equal to (i) the per-share cash dividend paid by the Company on its Common Stock, multiplied by (ii) the total number of stock units credited to the non-employee director’s account as of the dividend record date, divided by (iii) the fair market value of a share of Common Stock on the dividend payment date.

Named executive officers are always 100% vested in their plan accounts other than in their premium units, which become vested two years after November 30 of the plan year in which such premium units are credited to the plan, and their matching units, which vest at the same time and to the same extent as matching contributions under the 401(k) Plan. Notwithstanding the foregoing, unvested premium units and matching units will become fully vested upon a change in control of the Company or a termination of employment on account of the named executive officers’ death, total disability, retirement or layoff.

Amounts may be deferred under the plan until a specified date, retirement, death or termination of employment. If the named executive officer elects to receive a distribution upon a specified date, the distribution will occur upon the named executive officer’s termination of employment if the termination occurs prior to the specified date. At the participant’s election, deferrals will generally be paid (i) in a single sum upon termination or the specified date; (ii) 50% upon termination or the specified date and the remaining 50% upon the January 1 following the year in which the termination or specified date occurs; or (iii) in substantially equal annual installments of between five and 15 years following termination. Notwithstanding the foregoing, distributions will be made in a single sum if the named executive officers, terminates employment on account of his death. Emergency hardship withdrawals may also be permitted under the plan in certain circumstances. Certain deferred amounts under the plan that are “grandfathered” for purposes of Section 409A of the Internal Revenue Code may be withdrawn at any time upon the election of a named executive officers, subject to a 10% early withdrawal penalty.

Amounts credited to the cash account will be paid in cash; stock units credited to the stock unit account will be paid in an equivalent number of shares of Common Stock.

BEC 2010 NOTICE & PROXY STATEMENT	51

Executive Restoration Plan. As tax-qualified plans, the 401(k) Plan and the Retirement Account Plan contain certain Internal Revenue Code limits on the amount of elective contributions or matching contributions a participant can make or receive under these plans. Named executive officers and other key employees of the Company who are prevented by these limits from making additional contributions or receiving additional Company contributions under these plans are permitted to defer the additional compensation and receive the additional contributions under the Executive Restoration Plan.

Each participant, including the named executive officers, may elect to defer under the plan up to 15% of his salary once the executive is prevented from making or receiving any additional contributions under the 401(k) Plan. Deferred compensation is credited to a cash account wherein deferrals are credited with interest at a rate equal to the prime rate established by Bank of America in effect as of the July 31 of the preceding plan year, which rate for the 2009 plan year was 5%.

In addition to elective deferrals, the Company makes contributions to the plan on behalf of participants whose Company contributions to the 401(k) Plan and the Retirement Account Plan are subject to the Internal Revenue Code limits. The contribution equals the additional amount the Company would have contributed on behalf of the participant under those plans absent the Internal Revenue Code limits, and is credited to the plan in the form of stock units (a bookkeeping entry deemed to be equivalent to one share of Common Stock) by dividing the amount of the additional contribution by the fair market value of a share of Common Stock on the crediting date. If the Company pays a cash dividend on its Common Stock, then the named executive officer’s stock unit account will be credited with an additional number of stock units equal to (i) the per-share cash dividend paid by the Company, multiplied by (ii) the total number of stock units credited to the named executive officer’s account as of the dividend record date, divided by (iii) the fair market value of a share of Common Stock on the dividend payment date.

Participants are always 100% vested in their plan accounts, except that stock units credited as matching contributions under the plan vest at the same time and to the same extent as matching contributions under the 401(k) Plan and stock units credited as excess contributions under the Retirement Account Plan vest at the same time and to the same extent as contributions under the Retirement Account Plan. Plan accounts are generally distributed in a single sum upon the named executive officer’s termination of employment. However, emergency hardship withdrawals may also be permitted under the plan in certain circumstances. Certain deferred amounts under the plan that are “grandfathered” for purposes of Section 409A of the Internal Revenue Code may be withdrawn at any time upon the election of a named executive officer, subject to a 10% early withdrawal penalty. Elective deferrals credited to a cash account will be paid in cash; stock units credited under the plan will be paid in an equivalent number of shares of Common Stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to named executive officers in connection with certain terminations of their employment with the Company or a change in control of the Company. In addition to the change in control and termination benefits described below, outstanding equity-based awards held by our named executive officers may also be subject to full or partial accelerated vesting in connection with certain terminations of employment and changes in control of the Company under the terms of our equity incentive plans as noted under “2009 Grants of Plan-Based Awards” above. Moreover, named executive officers are generally entitled to payment of any deferred stock units upon termination of employment.

As prescribed by the Securities and Exchange Commission’s disclosure rules, in calculating the amount of any potential payments to named executive officers under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2009 and that the price per share of the Company’s Common Stock is equal to $65.44, the closing price per share on December 31, 2009. As described below, if the benefits payable to a named executive officer

52	BEC 2010 NOTICE & PROXY STATEMENT

in connection with a change in control of the Company would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. For purposes of calculating the Section 280G excise tax, we have assumed that the named executive officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of Common Stock for stock awards).

Separation Pay Plan

The Company provides severance benefits outside of a change in control context to certain employees, including all of the named executive officers, under its Separation Pay Plan. Under the plan, an employee is generally entitled to severance benefits if his or her employment with the Company is terminated at the request of the Company’s Board of Directors, or at the request of the Company’s Chief Executive Officer with the support of the Board of Directors. However, no executive is entitled to a benefit under the Separation Pay Plan if the officer is terminated for cause. A severance benefit is payable to an executive only if the executive executes a release of claims in favor of the Company and, if requested by the Company, a covenant not to compete or solicit the Company’s employees or customers.

The severance benefit for an executive (other than for the Chief Executive Officer) consists of two months of continued base salary for each full year of service with the Company, provided that the salary continuation shall in no event be less than six months or more than eighteen months. The severance benefit for the Chief Executive Officer consists of three months of continued base salary for each full year of service with the Company, provided that the salary continuation shall in no event be less than nine months or more than twenty-four months. Payment of severance benefits under a change in control agreement with the Company as described below would be in lieu of any severance benefits under the Separation Pay Plan.

The following table lists the named executive officers and the estimated amount of their severance benefits under the plan had their employment with the Company terminated on December 31, 2009 under circumstances described above and had they executed a general release in favor of the Company, and, if requested, a covenant not to compete with the Company or solicit its employees and customers.

Estimated Value of Severance Benefit

Name	Estimated Value of Severance Benefit ($)
Scott Garrett	$1,610,000
Charles P. Slacik	249,375
Robert W. Kleinert	436,000
Paul Glyer	479,410
Scott Atkin	517,500

BEC 2010 NOTICE & PROXY STATEMENT	53

Change in Control Agreements with Named Executive Officers

The Company is a party to a change in control agreement with each named executive officer. The agreements are substantially identical (except as noted below with respect to our Chief Executive Officer) and provide for certain benefits to be paid to the named executive officer in connection with a termination of employment with the Company under the circumstances described below. As a condition to the benefits described below, the named executive officer must execute a release of claims in favor of the Company. The change in control agreements also contain a perpetual confidentiality provision and a covenant not to solicit the Company’s employees for one year following the termination date.

The change in control agreements provide for certain severance benefits in the event that, on or within two years following a change in control of the Company, the named executive officer’s employment is terminated by the Company (or a successor) without “cause” (as defined in the agreement) or by the executive for “good reason” (as defined in the agreement). A termination of employment under the circumstances described above is referred to as a “qualifying termination” in the agreements. In addition, if the named executive officer’s employment terminates under the circumstances described above within six months prior to a change in control, the executive may submit to arbitration proceeding the determination of whether the termination was a constructive qualifying termination entitling the named executive officer to severance under the agreement. In the event of a qualifying termination, a named executive officer will be entitled to the following severance pay and benefits:

•

A lump sum cash payment equal to two times (three times for our Chief Executive Officer) the sum of (i) the executive’s highest annual base salary rate in effect at any time while the executive was employed with the Company, plus (ii) a management bonus increment equal to an “applicable percentage” of the executive’s highest annual base salary rate. The “applicable percentage” is generally the executive’s target bonus percentage under the Company’s management bonus plan for the year in which the termination occurs. The agreements provide for certain equitable adjustments to be made to the applicable percentage if the Company’s management bonus plan is redesigned or eliminated after the date of the agreement.

•	A pro-rata (calculated to the nearest month) management bonus for the year of the qualifying termination, calculated as if the target performance had been achieved for the year.

•	Accelerated vesting of then-outstanding equity awards, with any outstanding stock options to remain exercisable for the maximum term of the option.

•

For a period of two years (three years for our Chief Executive Officer), the executive may participate in the group health, life insurance, long-term disability, outplacement services, directors and officers insurance and indemnification programs of the Company in the same manner and at the same level as in effect prior to the qualifying termination.

•

If the executive’s benefits are subject to the excise tax imposed under Section 280G, a gross-up payment so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due, provided that if a reduction of up to 10% in the amount of the benefits would result in the Section 280G excise taxes not be triggered, the benefits will be reduced to the extent necessary to avoid triggering the excise taxes, and no gross-up payment will be made.

54	BEC 2010 NOTICE & PROXY STATEMENT

The following table lists the named executive officers and the estimated amounts they would have become entitled to under their change in control agreement had their employment with the Company terminated on December 31, 2009 under the circumstances described above.

Potential Payments upon Termination or Change in Control

Name	Estimated Total Value of Cash Payment ($)	Estimated Total Value of Equity Acceleration ($)	Estimated Total Value of Benefit Plan Continuation ($)	Estimated Total Value of Excise Tax “Gross-Up” ($)
Scott Garrett	$6,440,001	$11,820,709	$36,564	$5,928,367
Charles P. Slacik	2,044,875	1,397,316	51,316	1,156,604
Robert W. Kleinert	1,787,600	1,702,771	48,960	973,863
Paul Glyer	1,166,564	1,565,799	44,863	—
Scott Atkin	1,311,000	1,851,742	50,309	902,477

Pension Plans

Upon a named executive officer’s retirement or other termination of employment, the named executive officer will generally receive a payout of his vested retirement benefits under the Company’s defined benefit pension plans. See the “Pension Benefits” table above and the related “Pension and Other Retirement Plans” discussion for a description of these retirement payments.

Nonqualified Deferred Compensation Plans

Upon a named executive officer’s retirement or other termination of employment, the named executive officer generally will receive a payout of his vested account balances under the Company’s nonqualified deferred compensation plans. In addition, in the event of a change in control of the Company or certain terminations of employment, a named executive officer will become fully vested in his premium units and matching units under the Executive Deferred Compensation Plan. See the “2009 Nonqualified Deferred Compensation” table above and the related “Nonqualified Deferred Compensation Plans” discussion for a description of these nonqualified deferred compensation payments.

BEC 2010 NOTICE & PROXY STATEMENT	55

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the amount of shares of Common Stock beneficially owned as of February 22, 2010, the most recent practicable date, unless otherwise indicated, by those persons or entities (or group of affiliated persons or entities) known by management or based on filings with the Securities and Exchange Commission to beneficially own more than 5% of the outstanding Common Stock, each director and director nominee of the Company, the named executive officers reported in the “Summary Compensation Table” above and all current directors and executive officers of the Company as a group.

By Certain Beneficial Owners

We know of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock. The following table shows information reported to us as of the record date, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the record date.

Name and Address of Beneficial Owner	Beneficial Ownership of Common Stock (#)		Percent of Common Stock (%)
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	7,660,229	[1]	11.05%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,317,802	[2]	7.67%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, New York 10286	4,433,431	[3]	6.39%
Viking Global Investors LP, O. Andreas Halvorsen, David C. Ott, Thomas W. Purcell, Jr. and certain related entities 55 Railroad Avenue Greenwich, Connecticut 06830	3,523,032	[4]	5.1%

(1)	Based on the Schedule 13G Wellington Management Company, LLP filed with the Securities and Exchange Commission on February 12, 2010.

(2)	Based on the Schedule 13G BlackRock, Inc. filed with the Securities and Exchange Commission on January 29, 2010.

(3)	Based on the Schedule 13G The Bank of New York Mellon Corporation filed with the Securities and Exchange Commission on February 3, 2010.

(4)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 by the named beneficial owners. According to the schedule, as of February 16, 2010, Viking Global Investors LP (“VGI”), O. Andreas Halvorsen, David C. Ott and Thomas W. Purcell, Jr. each reported shared voting and shared dispositive power for 3,523,032 shares. Viking Global Performance LLC (“VGP”), as the general partner of Viking Global Equities LP (“VGE”) and Viking Global Equities II LP (“VGEII”), and VGI, as an affiliate of VGP that provides managerial services to VGE and VGEII, both have the power to dispose of and vote the shares directly owned by VGE and VGEII. VGP and VGI are also parties to an investment management agreement with VGE III Portfolio Ltd., pursuant to which VGP has investment authority with respect to securities held in such accounts and VGI performs managerial services in connection with such accounts. VGP and VGI have authority to dispose of and vote securities held in such

56	BEC 2010 NOTICE & PROXY STATEMENT

accounts. VGP, VGE and VGEII have shared voting and dispositive power over 3,410,732 shares, 1,182,800 shares and 64,500 shares, respectively. In addition, Viking Long Fund GP LLC (“VLFGP”), as the general partner of Viking Long Fund Master Ltd. (“VLFM”), and VGI, as an affiliate of VLFGP that provides managerial services to VLFM, both have the power to dispose of and vote the shares directly owned by VLFM. VLFM and VLFGP each have shared voting and dispositive power over 112,300 shares. Messrs. Halvorsen, Ott, and Purcell, as Operating Committee Members of VGI, VGP, and VLFGP, have shared power to dispose of and vote the common stock beneficially owned by VGI, VGP and VLFGP.

By Management

Name of Beneficial Owner	Beneficial Ownership of Common Stock (1)(2)(3)(4)(5)(#)	Percent of Common Stock (6)(%)
Directors:
Peter B. Dervan	64,272	*
Kevin M. Farr	33,292	*
Robert G. Funari	21,662	*
Scott Garrett	624,436	*
Charles A. Haggerty	78,091	*
Van B. Honeycutt	61,529	*
William N. Kelley	67,326	*
Susan R. Nowakowski	10,601	*
Glenn S. Schafer	40,035	*
Richard P. Wallace	—
Lewis T. Williams	—
Betty Woods	51,006	*
Other Named Executive Officers:
Charles P. Slacik	65,433	*
Robert W. Kleinert	91,992	*
Paul Glyer	91,388	*
Scott Atkin	130,666	*
All current directors and executive officers as a group (23 persons)	1,770,972	2.5%

*	Less than 1% of outstanding shares. All amounts have been rounded to the nearest whole number.

(1)	Unless otherwise indicated, each person’s address is c/o Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821. If a stockholder holds options or other securities that are exercisable or otherwise convertible into the Common Stock within 60 days of February 22, 2010, we treated the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder’s percentage ownership of the Common Stock. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes shares that could be purchased by exercise of options on February 22, 2010 or within 60 days thereafter under the 1998 Plan, the 2004 Plan and the 2007 Plan as applicable.

(3)	Includes shares held in trust for the benefit of the named executive officers and employee directors under the Savings Plan as of December 31, 2009.

(4)

Certain directors have elected to treat their cash compensation from annual retainers and fees as though it has been invested in Common Stock under the Deferred Directors Fee Program (see “Director Compensation” above). In addition, certain officers have elected to participate in the Deferred

BEC 2010 NOTICE & PROXY STATEMENT	57

Compensation Plan or the Restoration Plan and to have a portion of their salaries and annual bonuses and related Company matching and premium contributions under such plans treated as if invested in Common Stock. Stock units are distributed at the end of the deferral period in the form of shares of Common Stock, and premium units credited on or after April 1, 2004 and dividend equivalents attributable thereto will be charged against the applicable share limits of the 2004 Plan and 2007 Plan.

(5)	Excludes restricted share unit awards and performance share unit awards that have not yet vested.

(6)	Calculated using the number of outstanding shares as of February 22, 2010, plus the number of shares the individual or group had the right to acquire within 60 days after February 22, 2010, as indicated above in footnotes 1 and 2.

Charitable Contributions

During the fiscal year ended December 31, 2009, the Company did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers, and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors that no other reports were required, we believe all filing requirements applicable to directors, officers and greater than 10% beneficial owners were complied with in 2009, except for one report on behalf of Mr. Schafer involving 1,250 shares that was filed two days late due to an administrative error.

AVAILABILITY OF ANNUAL REPORT

Our 2009 Annual Report on Form 10-K, including the consolidated financial statements but excluding other exhibits, will be furnish without charge to shareholders upon written request. Written requests should be directed to our Corporate Secretary at Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821. The Annual Report on Form 10-K, including exhibits, and this Proxy Statement also are available on our website at www.beckmancoulter.com.

DEADLINE FOR STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in the Company’s proxy materials relating to its April 21, 2011 annual meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than November 12, 2010. Such proposals should be delivered to our Corporate Secretary at Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821.

58	BEC 2010 NOTICE & PROXY STATEMENT

Requirements for Stockholder Proposals to be Brought before the Annual Meeting

The Company’s amended and restated bylaws provide that for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date (as specified in the Company’s proxy materials for its immediately preceding annual meeting of stockholders). To be timely for the 2011 Annual Meeting, a stockholder’s notice must be delivered, or mailed to and received by our Corporate Secretary at the Company’s principal executive offices no later than February 21, 2011. If, however, the scheduled meeting date is changed and we do not provide at least 70 days advance notice or public disclosure of the change, then stockholders have until the close of business on the tenth day after the date we gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals.

A stockholder’s notice to our Corporate Secretary must set forth the information required by the Company’s amended and restated bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of these bylaw provisions may be obtained by writing to our Corporate Secretary at 250 S. Kraemer Boulevard, Brea, California 92821.

All proposals are subject to review by the Board to determine if they will be included in the Company’s proxy statement and submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

In addition, the proxy solicited by the Board of Directors for the 2011 Annual Meeting will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 21, 2011 and (ii) as permitted under Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

OTHER BUSINESS

The Board does not intend to present any business at our 2010 Annual Meeting of Stockholders other than as stated above. As of the date of this Proxy Statement, neither the Board nor management of the Company knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting for action by stockholders, proxies in the form enclosed returned to us will be voted in accordance with the recommendation of the Board, or in the absence of such recommendation, in accordance with the discretion of the persons named in the proxy.

By Order of the Board of Directors,

Arnold A. Pinkston

Senior Vice President, General Counsel and Secretary

March 12, 2010

Brea, California

BEC 2010 NOTICE & PROXY STATEMENT	59

BECKMAN COULTER

000004

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on Thursday, April 22, 2010.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors - Terms Expiring in 2013.

+

You can submit your proxy by mail or telephone or via the Internet anytime prior to Thursday, April 22, 2010 (see following paragraph for deadline to instruct the Trustee for the Savings Plan). You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the telephone or Internet method.

If shares are held on your behalf under the Beckman Coulter Savings Plan, this proxy serves to provide instructions to the plan trustee who then votes the shares. Instructions must be received by Monday, April 19, 2010 to be included in the tabulation for the Trustee's vote. If no instructions are received, your shares will not be voted. You will not receive a separate proxy card for these shares.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide instructions or grant a proxy, you must have each proxy/voting instruction card in hand.

Please date and sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

C 1234567890 JNT
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+

<STOCK#> 01535D

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000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

MMMMMMMMMMMMMMM C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You Available can vote 24 hours by Internet a day, or 7 days telephone! a week!

methods Instead of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxies a.m. submitted , Central Time, by the on Internet Thursday, or telephone April 22, 2010. must be received by

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/bec

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors—Terms Expiring in 2013.

For Withhold For Withhold

01—Robert G. Funari 02—Charles A. Haggerty

03—William N. Kelley, M.D.

For Against Abstain

2. Ratification registered public of KPMG accounting LLP as firm the Company’s for fiscal year independent 2010.

You should can indicate submit if your you proxy plan to by attend mail or the telephone meeting in or the via box the Internet provided anytime if you submit prior to by Thursday, mail or when April prompted 22, 2010 if (see you following use the telephone paragraph or for Internet deadline method. to instruct the Trustee for the Savings Plan). You Monday, If shares April are held 19, 2010 on your to be behalf included under in the the Beckman tabulation Coulter for the Trustee’s Savings Plan, vote. this If no proxy instructions serves are to provide received, instructions your shares to the will plan not be trustee voted. who You then will not votes receive the shares. a separate Instructions proxy card must for be these received shares. by If you you use receive the Internet more than or telephone one set of to proxy provide materials instructions from or the grant Company, a proxy, please you must act promptly have each on proxy/voting each set you instruction receive. If card you in return hand. multiple cards by mail, you may use the same return envelope. If

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below please Please give date full and title. sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM1 U P X 0 2 4 4 6 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 01535D

PROXY/VOTING INSTRUCTION CARD — BECKMAN COULTER, INC.

Proxy Solicited by Board of Director for Annual Meeting of Stockholders Beckman Coulter, Inc., 250 S. Kraemer Boulevard, Brea, California 92821 Thursday, April 22, 2010, 10:00 A.M. P.T.

The undersigned hereby authorizes and appoints Robert G. Funari and Glenn S. Schafer, and each of them, as true and lawful agents and proxies with power to act without the other and with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof, to vote all the shares of Beckman Coulter Common Stock which the undersigned is entitled to vote, and to vote upon, in their discretion, all other matters as may come before the 2010 Annual Meeting of Stockholders or any adjournments or postponements thereof.

This card provides voting instructions as applicable, to (1) the appointed proxies for shares held of record by the undersigned including shares, if any, held under the Beckman Coulter Dividend Reinvestment Plan and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Beckman Coulter Savings Plan.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE). You need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation, in which case you need only sign, date, and return the card. If you submit your proxy by telephone or via the internet, you need not return the card.

Receive Proxy Materials Electronically

With your consent, we will send all future proxy voting materials to you by e-mail. To enroll to receive future proxy materials on-line if you are a registered holder, please go to www.computershare-na.com/green.

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

ATTENTION

TRUSTEE VOTING INSTRUCTION INFORMATION BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by Monday, April 19, 2010 to be included in the tabulation for the Trustee’s vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter Employees’ Stock Purchase Plan by directing the vote of the Trust’s holdings of Beckman Coulter Common Stock.

All Beckman Coulter Common Stock shares held in the trust will be voted by Wells Fargo Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences. Your voting instructions will be kept confidential.

WELLS FARGO BANK, N.A., TRUSTEE

Beckman Coulter, Inc. Benefit Equity Trust

The Board of Directors of Beckman Coulter has solicited a proxy from Wells Fargo Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, Thursday, April 22, 2010, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof.

SEE REVERSE SIDE